As filed with the Securities and Exchange Commission on July 27, 2020

Registration No.

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

PG&E Corporation

(Exact Name of Registrant as Specified in Its Charter)

77 Beale Street

P.O. Box 770000

San Francisco, CA 94177

California	(415) 973-1000	94-3234914
(State or Other Jurisdiction of Incorporation or Organization)	(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)	(I.R.S. Employer Identification Number)

Janet C. Loduca

Senior Vice President and General Counsel

PG&E Corporation

77 Beale Street

P.O. Box 770000

San Francisco, CA 94177

(415) 973-1000

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

Please send copies of all communications to:

Nicholas A. Dorsey, Esq. C. Daniel Haaren, Esq. Cravath, Swaine & Moore LLP 825 Eighth Avenue New York, New York 10019 (212) 474-1000	Michael F. Fitzpatrick, Jr., Esq. Hunton Andrews Kurth LLP 200 Park Avenue New York, New York 10166 (212) 309-1000

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

PG&E Corporation:

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price per Unit(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee(3)
Common Stock, no par value	42,337,173	$9.25	$391,618,850.25	$50,832.13

(1)

Consists of 42,337,173 shares of the registrant’s common stock to be offered and sold by the selling shareholders named herein. Pursuant to Rule 416 under the Securities Act of 1933, as amended, the shares of common stock being registered hereunder include such indeterminate number of shares of common stock as may be issuable with respect to the shares of common stock being registered hereunder as a result of stock splits, stock dividends or similar transactions.

(2)

Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act of 1933, as amended. The price is based on the average of the high and low sale prices for shares of PG&E Corporation common stock on July 20, 2020, as reported on the New York Stock Exchange.

(3)	Calculated in accordance with Rule 457(c) under the Securities Act of 1933, as amended.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell nor does it seek an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to Completion, dated July 27, 2020

PROSPECTUS

PG&E Corporation

Common Stock

This prospectus covers the offer and resale by the selling shareholders (as defined herein), from time to time in one or more offerings, of up to 42,337,173 shares of common stock of PG&E Corporation held by such selling shareholders at prices and on terms that will be determined at the time of any such offerings.

PG&E Corporation is not selling any shares of common stock under this prospectus and will not receive any proceeds from the sale by the selling shareholders of such shares. For a detailed discussion about the selling shareholders, please see “Selling Shareholders.”

This prospectus provides you with a general description of the securities and the manner in which they may be sold by the selling shareholders. If necessary, the specific manner in which these securities may be offered and sold will be described in one or more supplements to this prospectus. Any prospectus supplement may also add, update or change information contained in this prospectus. You should carefully read this prospectus, and any applicable prospectus supplement, before you invest in the securities registered hereunder.

The securities may be offered and sold on a delayed or continuous basis by the selling shareholders through agents, underwriters or dealers as designated from time to time, directly to purchasers, or through a combination of these methods. In addition, certain selling shareholders may offer and sell these securities from time to time, together or separately. If any underwriters, dealers or agents are involved in the sale of any of the shares of common stock by the selling shareholders, then, to the extent required, their names, and any applicable purchase price, fee, commission or discount arrangement between or among them will be set forth, or will be calculable from the information set forth, in the applicable prospectus supplement. See “Plan of Distribution.”

See “Risk Factors” on page 1 for information on certain risks related to the purchase of our securities described in this prospectus.

PG&E Corporation’s common stock is listed on the New York Stock Exchange under the symbol “PCG.” On July 24, 2020, the last reported sale price of PG&E Corporation’s common stock on the New York Stock Exchange was $9.36 per share.

None of the Securities and Exchange Commission, any state securities commission or any other regulatory body has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

            , 2020

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that PG&E Corporation filed with the Securities and Exchange Commission (the “SEC”) utilizing a “shelf” registration process. When we refer to the “Utility” in this prospectus, we refer to Pacific Gas and Electric Company, the principal operating subsidiary of PG&E Corporation. When we refer to the “Company,” “we,” “our,” “ours” and “us” in this prospectus under the headings “Forward-Looking Statements” and “Our Company”, we mean PG&E Corporation and its subsidiaries, including the Utility, through which substantially all of PG&E Corporation’s operations are conducted. When such terms are used elsewhere in this prospectus, we refer to PG&E Corporation and not to any of its direct or indirect subsidiaries or affiliates except as expressly provided. When we refer to the “selling shareholders” in this prospectus, we refer to the selling shareholders named in this prospectus or in any supplement to this prospectus or certain transferees, assignees, pledgees, donees or other successors-in-interest that received shares of common stock from the selling shareholders. Capitalized terms used in this prospectus and not otherwise defined herein have the meanings given such terms in PG&E Corporation’s Annual Report on Form 10-K for the year ended December 31, 2019, which is incorporated by reference into this prospectus.

Under this shelf registration process, the selling shareholders may from time to time offer and sell up to 42,337,173 shares of common stock in one or more offerings or resales as described in this prospectus. This prospectus provides you with only a general description of the securities that are registered hereunder. This prospectus does not contain all of the information set forth in the registration statement of which this prospectus is a part, as permitted by the rules and regulations of the SEC. For additional information regarding us, the selling shareholders and the offered securities, please refer to the registration statement of which this prospectus is a part.

When the selling shareholders sell shares of common stock under this prospectus, we and/or the selling shareholders will, if necessary and required by law, provide a prospectus supplement that contains specific information about the offering and the terms of the offered securities. Any such prospectus supplement may also add, delete, update or change information contained in this prospectus. You should rely only on the information in the applicable prospectus supplement if this prospectus and the applicable prospectus supplement are inconsistent. Before purchasing any securities, you should carefully read both this prospectus and the applicable prospectus supplement, if any, together with the additional information described under the section of this prospectus titled “Where You Can Find More Information.” In particular, you should carefully consider the risks and uncertainties described under the section titled “Risk Factors” or otherwise included in any applicable prospectus supplement or incorporated by reference in this prospectus before you decide whether to purchase the securities. These risks and uncertainties, together with those not known to us or those that we may deem immaterial, could impair our business and ultimately affect our ability to make payments on the securities.

i

Neither we nor the selling shareholders take any responsibility for, and can provide no assurance as to the reliability of, any information that others may give you. Neither we nor the selling shareholders have authorized any other person to provide you with information different from the information contained or incorporated by reference in this prospectus and any applicable prospectus supplement. Neither we, the selling shareholders nor any underwriter, dealer or agent will make an offer to sell the securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information in this prospectus and any applicable prospectus supplement is accurate only as of the dates on their covers and that any information incorporated by reference is accurate only as of the date of the document incorporated by reference, unless we indicate otherwise. Our business, financial condition, results of operations and prospects may have changed since those dates.

ii

OUR COMPANY

PG&E Corporation, incorporated in California in 1995, is a holding company whose primary operating subsidiary is Pacific Gas and Electric Company, a public utility operating in northern and central California. The Utility was incorporated in California in 1905. PG&E Corporation became the holding company of the Utility and its subsidiaries in 1997. The Utility generates revenues mainly through the sale and delivery of electricity and natural gas to customers.

Our executive offices are located at 77 Beale Street, P.O. Box 770000, San Francisco, California 94177. PG&E Corporation’s telephone number is (415) 973-1000 and the Utility’s telephone number is (415) 973-7000.

RISK FACTORS

Investing in our common stock involves risk. You are urged to carefully read and consider the risk factors described below and in Item 1A of Part I of our Annual Report on Form 10-K for the year ended December 31, 2019, in Item 1A of Part II of our Quarterly Report on Form 10-Q for the three months ended March 31, 2020 and in our other reports filed with the SEC, which are all incorporated by reference in this prospectus. Before making an investment decision, you should carefully consider these risks as well as other information contained or incorporated by reference in this prospectus and the applicable supplement to this prospectus, if any. The risks and uncertainties described are not the only ones facing us. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also impair our business operations and financial results and the value of our common stock.

The price of our common stock may fluctuate significantly, which could negatively affect us and holders of our common stock.

Volatility in the market price of our common stock may prevent you from being able to sell your shares at or above the price you paid for them. Many factors, which are outside our control, may cause the market price of our common stock to fluctuate significantly. Such factors include those described elsewhere in this “Risk Factors” section and this prospectus, as well as the following:

•	investors’ perceptions of us and the Utility’s prospects;

•	investors’ perceptions of us and/or the industry’s risk and return characteristics relative to other investment alternatives;

•	investors’ perceptions of the prospects of the energy and commodities markets;

•	differences between actual financial and operating results and those expected by investors and analysts;

•

changes in analyst reports, recommendations or earnings estimates regarding us, the Utility, other comparable companies or the industry generally, and our and the Utility’s ability to meet those estimates;

•	actual or anticipated fluctuations in quarterly financial and operating results;

•	volatility in the equity securities market;

•

sales, or anticipated sales, of large blocks of our common stock, including sales or anticipated sales by the Fire Victim Trust, the selling shareholders and/or the PIPE Investors (in each case, as defined herein);

•	announcements of strategic actions by us or our competitors, such as acquisitions or restructurings, or other material events;

•	changes in laws or regulations that adversely affect our industry or us;

•	changes in accounting standards, policies, guidance, interpretations or principles;

•	changes in senior management or key personnel;

•	adverse resolution of new or pending litigation against us or the imposition of fines, penalties or other remedies for prior conduct;

•	our emergence from the Chapter 11 Cases (as defined herein);

•	changes in our credit ratings;

•

changes in general market, economic and political conditions in the United States and global economies or financial markets, including those resulting from global health crises, natural disasters, terrorist attacks, acts of war and responses to such events; and

•	other factors described in the section “Forward-Looking Statements” in this prospectus.

These broad market and industry factors may materially reduce the market price of our common stock, regardless of our operating performance. In addition, price volatility may be greater if the public float and trading volume of our common stock is low. As a result, you may suffer a loss on your investment.

Further, the market for our common stock will likely influence, and be influenced by, any market that develops for our equity units or the purchase contracts that comprise a component thereof. For example, investors’ anticipation of the distribution into the market of the additional shares of common stock issuable upon settlement of the purchase contracts could depress the price of our common stock and/or increase the volatility of our common stock price. The price of our common stock could also be affected by possible sales of such common stock by investors who view our equity units as a more attractive means of equity participation in us and by hedging or arbitrage trading activity that is likely to develop involving the equity units, purchase contracts that comprise a component thereof and the common stock. Such hedging or arbitrage activity could, in turn, affect the trading prices of the common stock.

Future sales of our common stock, including sales by current or future significant shareholders, could reduce our stock price, and any additional capital raised by us through the sale of equity or convertible securities may dilute your ownership in us.

Our amended and restated articles of incorporation (the “Amended Articles”) authorize the issuance of 3,600,000,000 shares of common stock and 400,000,000 shares of preferred stock. As of July 24, 2020, there were 1,941,473,377 shares of our common stock outstanding. Upon the settlement of the Additional Units Issuance (as defined herein), which is expected to occur on August 3, 2020, we will issue (i) an additional 1,454,545 Purchase Contracts (as defined herein) to be used by the Units Underwriters (as defined herein) to create an additional 1,454,545 Units (as defined herein), (ii) 42,337,173 shares of our common stock to the selling shareholders pursuant to the Forward Stock Purchase Agreements (as defined herein) and (iii) 748,415 shares of our common stock to the PG&E Fire Victim Trust, a statutory trust created under the Delaware Statutory Trust Act (the “Fire Victim Trust”), pursuant to the terms of the Plan of Reorganization (as defined herein). If such issuances of shares of our common stock had occurred on July 24, 2020, there would have been 1,984,558,965 shares of our common stock outstanding on such date.

We and certain of our directors and executive officers have entered into lock-up agreements in connection with the Equity Offerings (as defined herein) that restrict us and them from selling shares of our common stock for the 120-day period (other than certain departing executive officers who were restricted for a period of 30 days and certain other departing non-executive directors who will not be subject to lock-up restrictions) following June 25, 2020, subject to certain exceptions. In accordance with the registration rights agreement entered into with the trustee of the Fire Victim Trust, the Fire Victim Trust entered into lock-up agreements in connection with the Equity Offerings restricting it from selling the 476,995,175 shares of our common stock it received on the Effective Date and the 748,415 shares of our common stock it will receive upon settlement of the Additional Units Issuance (collectively, the “Fire Victim Trust Shares”) for the 90-day period following June 25, 2020, subject to certain exceptions. However, those lock-ups are subject to certain important exceptions. In addition, Goldman Sachs & Co. LLC and J.P. Morgan Securities LLC may, in their sole discretion, release all or some portion of the shares of common stock subject to lock-up agreements at any time and for any reason. Sales of a substantial number of such shares of common stock upon early release or expiration of the lock-up agreements, or the perception that such sales may occur, could cause the market price of our common stock to fall or make it more difficult for you to sell your common stock at a time and price that you deem appropriate. Thereafter, such directors and executive officers may be able to sell shares of common stock subject to volume limitations in accordance with Rule 144 under the Securities Act.

In addition to the customary registration rights granted to the selling shareholders (see the section titled “Selling Shareholder—Material Relationships with Selling Shareholders—Greenshoe Backstop”), we have granted customary registration rights to the Fire Victim Trust and the PIPE Investors. The filing of the registration statement of which this prospectus forms a part will, upon effectiveness, register for resale the shares to be issued to the selling shareholders pursuant to the Greenshoe Backstop (as defined herein). In addition, we filed with the SEC a registration statement on Form S-3 (Registration No. 333-239687) for the offer and resale of the Fire Victim Trust Shares and the PIPE Shares (as defined herein) on July 6, 2020, as amended by Amendment No. 1 filed on July 7, 2020 and by Amendment No. 2 filed on July 27, 2020. As a result, these shares could be sold freely shortly following the date of this prospectus (or, in the case of the Fire Victim Trust Shares and the PIPE Shares, the expiration or waiver of the applicable lock-up), which could have a material adverse impact on the market price of our common stock.

In addition, on July 1, 2020, we issued 169,000,016 shares of our common stock to the selling shareholders (the “Backstop Shares”) as consideration for their obligations under the Backstop Commitment Letters (as defined herein) pursuant to an exemption from registration under the Securities Act set forth in the Bankruptcy Code. The selling shareholders are not subject to any lock-up agreements (other than those who are also PIPE Investors, in which case the lock-up described below applies to their PIPE Shares), and, as a result, the Backstop Shares, as a general matter, are freely tradeable by the selling shareholders.

In addition, under the terms of the Investment Agreement (as defined herein), the PIPE Investors are restricted from selling the PIPE Shares for the 90-day period following July 1, 2020, subject to certain exceptions, some of which are significant. For example, PIPE Investors are permitted to engage in certain hedging activities and are permitted to pledge the PIPE Shares for a bona fide loan or other extension of credit. We have agreed pursuant to the underwriting agreement not to grant any release or waiver of these restrictions without the consent of Goldman Sachs & Co. LLC and J.P. Morgan Securities LLC, who may, in their sole discretion, release all or some portion of the PIPE Shares from such restrictions. As a result there could be sales of a substantial number of shares. There are no restrictions on PIPE Investors selling shares that they acquired outside of the PIPE Transaction (as defined herein).

The market price of shares of our common stock could decline as a result of the sale of a substantial number of our shares of common stock, or the perception in the market that the holders of a large number of such shares or securities convertible into or exercisable for such shares intend to sell their shares or such other securities. In that regard, the number of shares of our common stock issuable upon settlement of the purchase contracts that comprise a component of our equity units issued in connection with the Units Offering (as defined herein) may be substantial. In addition, the settlement rates for the purchase contracts will be subject to certain anti-dilution adjustments that could increase, potentially significantly, the number of shares of our common stock issuable upon such settlement.

We may also sell additional shares of common stock in subsequent offerings and/or issue additional shares of common stock or securities convertible into shares of our common stock. The issuance of any shares of our common stock for future financing, acquisitions upon conversion or exercise of convertible securities, or otherwise may result in a reduction of the book value and market price of our outstanding common stock. If we issue any such additional shares, the issuance will cause a reduction in the proportionate ownership and voting power of all current shareholders. We cannot predict the size of future issuances of shares of our common stock or securities convertible into shares of common stock or, for any issuance, the effect, if any, that such future issuances will have on the market price of our common stock.

We may be required to issue shares with respect to HoldCo Rescission or Damage Claims (as defined herein), which would result in dilution to anyone who acquires shares of our common stock.

As described further in our Current Report on Form 8-K filed on June 24, 2020, we may be required to issue shares of our common stock in respect of certain pre-petition claims arising from or related to the common stock of PG&E Corporation (such claims, together with certain other similar claims against PG&E Corporation, the “HoldCo Rescission or Damage Claims”). If such issuance is required, it may be determined that under PG&E Corporation’s and the Utility’s Joint Chapter 11 Plan of Reorganization dated June 19, 2020 (the “Plan of Reorganization”), the Fire Victim Trust should receive additional shares of our common stock such that it would have owned 22.19% of our outstanding common stock on the Effective Date, assuming that such issuance of shares in respect of the HoldCo Rescission or Damage Claims had occurred on the Effective Date. Any such issuances will result in dilution to holders of our common stock, and may cause the trading price of our shares to decline.

Our common stock is subject to ownership and transfer restrictions intended to preserve our ability to use our net operating loss carryforwards and other tax attributes.

We have incurred and will incur in connection with the Plan of Reorganization significant net operating loss carryforwards and other tax attributes, the amount and availability of which are subject to certain qualifications, limitations and uncertainties. The Amended Articles impose certain restrictions on the transferability and ownership of our common stock and preferred stock (together, the “capital stock”) and other interests designated as “stock” of PG&E Corporation by our board of directors (the “Board of Directors”) as disclosed in an SEC filing by us (such stock and other interests, the “Equity Securities,” and such restrictions on transferability and ownership, the “Ownership Restrictions”) in order to reduce the possibility of an equity ownership shift that could result in limitations on our ability to utilize net operating loss carryforwards and other tax attributes from prior taxable years or periods for federal income tax purposes. Any acquisition of our capital stock that results in a shareholder being in violation of these restrictions may not be valid.

Subject to certain exceptions, the Ownership Restrictions restrict (i) any person or entity (including certain groups of persons) from directly or indirectly acquiring or accumulating 4.75% or more of our outstanding Equity Securities and (ii) the ability of any person or entity (including certain groups of persons) already owning, directly or indirectly, 4.75% or more of our Equity Securities to increase their proportionate interest in our Equity Securities. Any transferee receiving Equity Securities that would result in a violation of the Ownership Restrictions will not be recognized as a shareholder of PG&E Corporation or entitled to any rights of shareholders, including, without limitation, the right to vote and to receive dividends or distributions, whether liquidating or otherwise, in each case, with respect to the Equity Securities causing the violation.

The Ownership Restrictions remain in effect until the earliest of (i) the repeal, amendment or modification of Section 382 (and any comparable successor provision) of the Internal Revenue Code (as defined herein), in a manner that renders the restrictions imposed by Section 382 of the Internal Revenue Code no longer applicable to PG&E Corporation, (ii) the beginning of a taxable year in which the Board of Directors determines that no tax benefits attributable to net operating losses or other tax attributes are available, (iii) the date selected by the Board of Directors if it determines that the limitation amount imposed by Section 382 of the Internal Revenue Code as of such date in the event of an “ownership change” of PG&E Corporation (as defined in Section 382 of the Internal Revenue Code and Treasury Regulation Sections 1.1502-91 et seq.) would not be materially less than the net operating loss carryforwards or “net unrealized built-in loss” (within the meaning of Section 382 of the Internal Revenue Code and Treasury Regulation Sections 1.1502-91 et seq.) of PG&E Corporation and (iv) the date selected by the Board of Directors if it determines that it is in the best interests of our shareholders for the Ownership Restrictions to be removed or released. The Ownership Restrictions may also be waived by the Board of Directors on a case by case basis. You are advised to carefully monitor your ownership of our common stock and consult your own legal advisors to determine whether your ownership of our common stock violates the Ownership Restrictions.

Our ability to use some or all of our net operating loss carryforwards and other tax attributes to offset future income may be limited.

As of December 31, 2019, we had net operating loss carryforwards for our consolidated group for U.S. federal income tax purposes of approximately $5.9 billion, and we incurred and will incur in connection with the Plan of Reorganization significant net operating loss carryforwards and other tax attributes. Our ability to use some or all of these net operating loss carryforwards and certain other tax attributes may be subject to certain limitations. Under Section 382 of the Internal Revenue Code (which also applies for California state income tax purposes), if a corporation (or a consolidated group) undergoes an “ownership change,” and the corporation does not qualify for (or elects out of) the special bankruptcy exception in Section 382(l)(5) of the Internal Revenue Code, such net operating loss carryforwards and other tax attributes may be subject to certain limitations. In general, an ownership change occurs if the aggregate stock ownership of certain shareholders (generally 5% shareholders, applying certain look-through and aggregation rules) increases by more than 50% over such shareholders’ lowest percentage ownership during the testing period (generally three years). Losses incurred in the same taxable year as an ownership change generally can be pro-rated between the pre- and post-change portions of the taxable year, even if a disproportionate amount of such losses were actually incurred on or prior to the date of the ownership change. Only the portion of such losses allocated to the pre-change portion of the year would be subject to the annual limitation.

As of the Effective Date, we do not believe that we have undergone an ownership change and our net operating loss carryforwards and other tax attributes are not limited by Section 382 of the Internal Revenue Code. However, whether we underwent or will undergo an ownership change as a result of the transactions in our equity that occurred and will occur pursuant to the Plan of Reorganization depends on several factors outside of our control and the application of certain laws that are uncertain in several respects. Accordingly, there can be no assurance that the IRS would not successfully assert that we have undergone or will undergo an ownership change pursuant to the Plan of Reorganization. In addition, even if these transaction did not cause an ownership change, they may increase the likelihood that we may undergo an ownership change in the future. If the IRS successfully asserts that we did undergo, or we otherwise do undergo, an ownership change, the limitation on its net operating loss carryforwards and other tax attributes under Section 382 of the Internal Revenue Code could be material to our operations.

In particular, limitations imposed on our ability to utilize net operating loss carryforwards or other tax attributes could cause U.S. federal income taxes to be paid earlier than would be paid if such limitations were not in effect and could cause such net operating loss carryforwards or other tax attributes to expire unused, in each case reducing or eliminating the benefit of such net operating loss carryforwards and other tax attributes. Specifically, our ability to utilize our net operating loss carryforwards is critical to a successful rate-neutral securitization transaction after the Effective Date, the proceeds of which are expected to be used to satisfy our and the Utility’s obligations to the Fire Victim Trust, and to our and the Utility’s commitment to make certain operating and capital expenditures. Failure to consummate a securitization transaction or obtain alternative sources of capital could have a material adverse effect on us and the Utility and the value of our common stock.

Our ability to pay dividends on shares of our common stock is subject to restrictions.

In response to concerns raised by California Governor Gavin Newsom, on March 20, 2020, we and the Utility filed a motion with the Bankruptcy Court setting forth certain commitments in connection with the confirmation process and implementation of the Plan of Reorganization, including, among other things, limitations on our ability to pay dividends on shares of our common stock (the “Dividend Restriction”). The Dividend Restriction provides that we may not pay dividends on shares of our common stock until we recognize $6.2 billion in Non-GAAP Core Earnings following the Effective Date. “Non-GAAP Core Earnings” means

GAAP earnings adjusted for certain non-core items. Additionally, the ruling of the court overseeing the Utility’s probation dated April 3, 2019 places further restrictions on the ability of PG&E Corporation and the Utility to issue dividends. Under the ruling, no dividends may be issued until the Utility are fully in compliance with all applicable laws concerning vegetation management and clearance requirements, as well as the vegetation management and enhanced vegetation management targets and metrics in the Utility’s wildfire mitigation plan.

Subject to the foregoing restrictions, any decision to declare and pay dividends in the future will be made at the discretion of the Board of Directors and will depend on, among other things, our results of operations, financial condition, cash requirements, contractual restrictions and other factors that the Board of Directors may deem relevant. Certain of our debt instruments contain covenants that restrict the ability of the Utility to pay dividends to us.

We are a holding company and rely on dividends, distributions and other payments, advances and transfers of funds from the Utility to meet our obligations.

We conduct our operations primarily through the Utility, and substantially all of our consolidated assets are held by the Utility. Accordingly, our cash flow and our ability to meet our debt service obligations under our existing and future indebtedness are largely dependent upon the earnings and cash flows of the Utility and the distribution or other payment of these earnings and cash flows to us in the form of dividends or loans or advances and repayment of loans and advances from the Utility. The ability of the Utility to pay dividends or make other advances, distributions and transfers of funds will depend on their respective results of operations and may be restricted by, among other things, applicable laws limiting the amount of funds available for payment of dividends, the conditions of the Utility’s probation proceeding and certain restrictive covenants contained in the agreements of those subsidiaries. We do not expect the Utility to commence payment of dividends on its common or preferred stock in 2020. Additionally, the Utility must use its resources to satisfy its own obligations, including its obligation to serve customers, to pay principal and interest on outstanding debt, to pay preferred stock dividends and meet its obligations to employees and creditors, before it can distribute cash to us. Under the Utility’s Articles of Incorporation, the Utility cannot pay common stock dividends unless all cumulative preferred dividends on the Utility’s preferred stock have been paid. In addition, the CPUC has imposed various conditions that govern the relationship between us and the Utility, including financial conditions that require the Board of Directors to give first priority to the capital requirements of the Utility, as determined to be necessary and prudent to meet the Utility’s obligation to serve or to operate the Utility in a prudent and efficient manner. As a result of these restrictions and conditions, we do not expect the Utility to commence payment of dividends on its common or preferred stock in 2020. The deterioration of income from, or other available assets of, the Utility for any reason could limit or impair their ability to pay dividends or other distributions to us, which could, in turn, materially and adversely affect our ability to meet our obligations.

California law and certain provisions in the Amended Articles and our amended and restated bylaws (the “Amended Bylaws”) may prevent efforts by shareholders to change the direction or management of the Company.

The Amended Articles and the Amended Bylaws contain provisions that may make the acquisition of the Company more difficult without the approval of the Board of Directors, including, but not limited to, the following:

•	until 2024, the Board of Directors will be divided into two equal classes, with members of each class elected in different years for different terms;

•

only holders of shares who are entitled to cast ten percent or more of the votes can request a special meeting of the shareholders, and any such request must satisfy the requirements specified in the Amended Bylaws; action by shareholders may otherwise only be taken at an annual or special meeting duly called by or at the direction of a majority of the Board of Directors;

•	advance notice for all shareholder proposals is required; and

•

any person acquiring our common stock will be restricted from owning more than 4.75% of our common stock and any person now owning more than 4.75% of our common stock will be restricted from increasing their proportionate interest in our common stock.

These and other provisions in the Amended Articles, the Amended Bylaws and California law could make it more difficult for shareholders or potential acquirers to obtain control of the Board of Directors or initiate actions that are opposed by the then-current Board of Directors, including delay or impede a merger, tender offer or proxy contest involving PG&E Corporation. The existence of these provisions could negatively affect the price of our common stock and limit opportunities for you to realize value in a corporate transaction.

For information regarding these and other provisions, see the Amended Articles and the Amended Bylaws included as Exhibits 3.1 and 3.2, respectively, to the registration statement of which this prospectus forms a part, as well as the section titled “Description of Common Stock” herein.

If securities or industry analysts do not publish or cease publishing research or reports about us, our business or our industry, or if they adversely change their recommendations regarding our stock, our stock price and trading volume could decline.

The trading market for our common stock will be influenced by the research and reports that industry or securities analysts may publish about us, our business, our industry or our competitors. If we do not establish and maintain adequate research coverage or if any of the analysts who may cover us downgrade our stock or publish inaccurate or unfavorable research about our business, our stock price could decline. If any analyst who may cover us were to cease coverage of our company or fail to regularly publish reports about us, we could lose visibility in the financial markets, which in turn could cause our stock price or trading volume to decline.

FORWARD-LOOKING STATEMENTS

This prospectus and any prospectus supplement, and the documents incorporated by reference herein and therein, contain forward-looking statements that are necessarily subject to various risks and uncertainties. These statements reflect management’s judgment and opinions that are based on current estimates, expectations, and projections about future events and assumptions regarding these events and management’s knowledge of facts as of the date of the applicable document. These forward-looking statements relate to, among other matters, estimated losses, including penalties and fines, associated with various investigations and proceedings; forecasts of capital expenditures; estimates and assumptions used in critical accounting policies, including those relating to liabilities subject to compromise, insurance receivable, regulatory assets and liabilities, environmental remediation, litigation, third-party claims, the Wildfire Fund and other liabilities; and the level of future equity or debt issuances. These statements are also identified by words such as “assume,” “expect,” “intend,” “forecast,” “plan,” “project,” “believe,” “estimate,” “predict,” “anticipate,” “may,” “should,” “would,” “could,” “potential” and similar expressions. We are not able to predict all the factors that may affect future results. Some of the factors that could cause future results to differ materially from those expressed or implied by the forward-looking statements, or from historical results, include, but are not limited to:

•

PG&E Corporation’s and the Utility’s historical financial information not being indicative of future financial performance as a result of the Chapter 11 Cases and the financial and other restructuring recently undergone by PG&E Corporation and the Utility in connection with emergence from Chapter 11;

•	the ability of PG&E Corporation and the Utility to raise financing for operations and investment;

•

the risks and uncertainties associated with the 2019 Kincade fire, including the extent of the Utility’s liability in connection with the Kincade fire and whether the Utility will be able to timely recover related costs incurred therewith in excess of insurance; the timing of the insurance recoveries; the timing and outcome of the referral of the Cal Fire report in connection therewith to the Sonoma County District Attorney; and potential liabilities in connection with fines or penalties that could be imposed on the Utility if the CPUC or any other enforcement agency were to bring an enforcement action;

•

the outcome of the Utility’s Community Wildfire Safety Program that the Utility has developed in coordination with first responders, civic and community leaders, and customers, to help reduce wildfire threats and improve safety as a result of climate-driven wildfires and extreme weather, including the Utility’s ability to comply with the targets and metrics set forth in the 2020-2022 Wildfire Mitigation Plan; and the cost of the program and the timing and outcome of any proceeding to recover such cost through rates;

•

restrictions on PG&E Corporation’s and the Utility’s ability to pursue strategic and operational initiatives upon emergence from the voluntary cases commenced by each of PG&E Corporation and the Utility under chapter 11 of title 11 of the U.S. Code (the “Chapter 11 Cases”);

•

the ability of PG&E Corporation and the Utility to finance costs, expenses and other possible losses with respect to claims related to the 2018 Camp fire and the 2017 Northern California wildfires, through securitization mechanisms or otherwise, which potential financings are not addressed by the Wildfire Fund as it only applies to wildfires occurring after July 12, 2019;

•

the impact of the Utility’s implementation of its PSPS program, including the timing and outcome of the PSPS OII and order to show cause, and whether any fines or penalties or civil liability for damages will be imposed on the Utility as a result; the costs in connection with PSPS events, and the effects on PG&E Corporation’s and the Utility’s reputations caused by implementation of the PSPS program;

•	the impact of AB 1054 on potential losses in connection with future wildfires, including the CPUC’s implementation of the procedures for recovering such losses;

•

the timing and outcome of future regulatory and legislative developments in connection with SB 901, including future wildfire reforms, inverse condemnation reform, and other wildfire mitigation measures or other reforms targeted at the Utility or its industry;

•

the severity, extent and duration of the global COVID-19 pandemic and its impact on PG&E Corporation’s and the Utility’s financial condition, results of operations, liquidity and cash flows, as well as on energy demand in the Utility’s service territory, the ability of the Utility to collect on customer invoices, the ability of the Utility to offset these effects, including with spending reductions, and the ability of the Utility to recover any losses incurred in connection with the COVID-19 pandemic through cost recovery, and the impact of workforce disruptions, if any;

•	whether the Utility will be able to obtain full recovery of its significantly increased insurance premiums, and the timing of any such recovery;

•	whether the Utility can obtain wildfire insurance at a reasonable cost in the future, or at all, and whether insurance coverage is adequate for future losses or claims;

•	increased employee attrition as a result of the Chapter 11 Cases and the challenging political and operating environment facing PG&E Corporation and the Utility;

•

the timing and outcomes of the 2020 GRC, FERC TO18, TO19, and TO20 rate cases, 2018 and 2019 CEMA applications, WEMA application, future applications for FHPMA, FRMMA, CPPMA, and WMPMA, future cost of capital proceedings, and other ratemaking and regulatory proceedings;

•

the outcome of the probation and the monitorship imposed by the federal court after the Utility’s conviction in the federal criminal trial in 2017, the timing and outcomes of the debarment proceeding, potential reliability penalties or sanctions from the North American Electric Reliability Corporation, the SED’s unresolved enforcement matters relating to the Utility’s compliance with natural gas-related laws and regulations, and other investigations that have been or may be commenced relating to the Utility’s compliance with natural gas- and electric- related laws and regulations, and the ultimate amount of fines, penalties, and remedial costs that the Utility may incur in connection with the outcomes including the costs of complying with any additional conditions of probation imposed in connection with the Utility’s federal criminal proceeding, such as expenses associated with any material expansion of the Utility’s vegetation management program, including as a result of the probation proceedings before the U.S. District Court, as well as the impact of additional conditions of probation on PG&E Corporation’s and the Utility’s ability to make distributions to shareholders;

•

the effects on PG&E Corporation’s and the Utility’s reputations caused by matters such as the CPUC’s investigations and enforcement proceedings and the Utility’s criminal guilty plea as described in PG&E Corporation’s and the Utility’s Current Report on Form 8-K filed with the SEC on March 23, 2020;

•

the outcome of future legislative or regulatory actions as part of “Enhanced Enforcement” or otherwise that may be taken, such as requiring the Utility to transfer ownership of the Utility’s assets to municipalities or other public entities, or implement corporate governance, operational or other changes;

•

whether the Utility can control its operating costs within the authorized levels of spending, and timely recover its costs through rates; whether the Utility can continue implementing a streamlined organizational structure and achieve project savings, the extent to which the Utility incurs unrecoverable costs that are higher than the forecasts of such costs; and changes in cost forecasts or the scope and timing of planned work resulting from changes in customer demand for electricity and natural gas or other reasons;

•

whether the Utility and its third-party vendors and contractors are able to protect the Utility’s operational networks and information technology systems from cyber- and physical attacks, or other internal or external hazards;

•

the timing and outcome in the Court of Appeals of the appeal of FERC’s order denying rehearing on September 19, 2019 of the complaint filed by the CPUC and certain other parties that the Utility provide an open and transparent planning process for its capital transmission projects that do not go through the CAISO’s Transmission Planning Process to allow for greater participation and input from interested parties;

•

the timing and outcome in the Court of Appeals of the appeal of FERC’s order denying rehearing on March 17, 2020 granting the Utility a 50 basis point ROE incentive adder for continued participation in the CAISO;

•

the outcome of current and future self-reports, investigations, or other enforcement proceedings that could be commenced or notices of violation that could be issued relating to the Utility’s compliance with laws, rules, regulations, or orders applicable to its operations, including the construction, expansion, or replacement of its electric and gas facilities, electric grid reliability, inspection and maintenance practices, customer billing and privacy, physical and cybersecurity, environmental laws and regulations; and the outcome of existing and future SED notices of violations;

•

the impact of environmental remediation laws, regulations, and orders; the ultimate amount of costs incurred to discharge the Utility’s known and unknown remediation obligations; and the extent to which the Utility is able to recover environmental costs in rates or from other sources;

•

the impact of SB 100, signed into law on September 10, 2018, which increased the percentage from 50% to 60% of California’s electricity portfolio that must come from renewables by 2030; and establishes state policy that 100% of all retail electricity sales must come from renewable portfolio standard-eligible or carbon-free resources by 2045;

•

how the CPUC and the CARB implement state environmental laws relating to greenhouse gas, renewable energy targets, energy efficiency standards, distributed energy resources, electric vehicles, and similar matters, including whether the Utility is able to continue recovering associated compliance costs, such as the cost of emission allowances and offsets under cap-and-trade regulations; and whether the Utility is able to timely recover its associated investment costs;

•	the impact of the California governor’s executive order issued on January 26, 2018, to implement a new target of five million zero-emission vehicles on the road in California by 2030;

•

the ultimate amount of unrecoverable environmental costs the Utility incurs associated with the Utility’s natural gas compressor station site located near Hinkley, California and the Utility’s fossil fuel-fired generation sites;

•

the impact of new legislation or NRC regulations, recommendations, policies, decisions, or orders relating to the nuclear industry, including operations, seismic design, security, safety, relicensing, the storage of spent nuclear fuel, decommissioning, cooling water intake, or other issues; the impact of potential actions, such as legislation, taken by state agencies that may affect the Utility’s ability to continue operating Diablo Canyon until its planned retirement;

•

the impact of wildfires, droughts, floods, or other weather-related conditions or events, climate change, natural disasters, acts of terrorism, war, vandalism (including cyber-attacks), downed power lines, and other events, that can cause unplanned outages, reduce generating output, disrupt the Utility’s service to customers, or damage or disrupt the facilities, operations, or information technology and systems owned by the Utility, its customers, or third parties on which the Utility relies, and the reparation and other costs that the Utility may incur in connection with such conditions or events; the impact of the adequacy of the Utility’s emergency preparedness; whether the Utility incurs liability to third parties for property damage or personal injury caused by such events; whether the Utility is subject to civil, criminal, or regulatory penalties in connection with such events; and whether the Utility’s insurance coverage is available for these types of claims and sufficient to cover the Utility’s liability;

•

the outcome of future legislative developments in connection with SB 350 (the Golden State Energy Act), a bill which was signed into law on June 30, 2020 and authorizes the creation by the California Governor of a new entity “Golden State Energy,” a nonprofit public benefit corporation, for the purpose of acquiring the Utility’s assets and serving electric and gas in the Utility’s service territory in the event that the CPUC revokes the Utility’s Certificate of Public Convenience and Necessity;

•	whether the Utility’s climate change adaptation strategies are successful;

•

the breakdown or failure of equipment that can cause damages, including fires, and unplanned outages; and whether the Utility will be subject to investigations, penalties, and other costs in connection with such events;

•

the impact that reductions in Utility customer demand for electricity and natural gas, driven by customer departures to CCAs and DA providers, have on the Utility’s ability to make and recover its investments through rates and earn its authorized return on equity, and whether the Utility is successful in addressing the impact of growing distributed and renewable generation resources, and changing customer demand for its natural gas and electric services;

•

the supply and price of electricity, natural gas, and nuclear fuel; the extent to which the Utility can manage and respond to the volatility of energy commodity prices; the ability of the Utility and its counterparties to post or return collateral in connection with price risk management activities; and whether the Utility is able to recover timely its electric generation and energy commodity costs through rates, including its renewable energy procurement costs;

•

the amount and timing of charges reflecting probable liabilities for third-party claims; the extent to which costs incurred in connection with third-party claims or litigation can be recovered through insurance, rates, or from other third parties; and whether the Utility can continue to obtain adequate insurance coverage for future losses or claims, especially following a major event that causes widespread third-party losses;

•

the impact of the regulation of utilities and their holding companies, including how the CPUC interprets and enforces the financial and other conditions imposed on PG&E Corporation when it became the Utility’s holding company, and whether the uncertainty in connection with the Utility’s probation or enforcement matters will impact the Utility’s ability to make distributions to PG&E Corporation;

•	the outcome of federal or state tax audits and the impact of any changes in federal or state tax laws, policies, regulations, or their interpretation;

•

whether PG&E Corporation or the Utility undergoes an “ownership change” within the meaning of Section 382 of the Internal Revenue Code of 1986, as amended (the “Internal Revenue Code”), as a result of the implementation of the Plan of Reorganization and in subsequent years, as a result of which, tax attributes could be limited;

•	changes in the regulatory and economic environment, including potential changes affecting renewable energy sources and associated tax credits, as a result of the current federal administration; and

•	the impact of changes in GAAP, standards, rules, or policies, including those related to regulatory accounting, and the impact of changes in their interpretation or application.

For more information about the significant risks that could affect the outcome of the forward-looking statements and our future financial condition, results of operations, liquidity, and cash flows, you should read the section titled “Risk Factors” in this prospectus and the section titled “Risk Factors” in Item 1A of Part I of our Annual Report on Form 10-K for the year ended December 31, 2019 and in Item 1A of Part II of our Quarterly Report on Form 10-Q for the three months ended March 31, 2020 incorporated by reference herein as well as the important factors that may be set forth under the heading “Risk Factors” in the applicable supplement to this prospectus, if any.

You should read this prospectus, any applicable prospectus supplement, the documents that we incorporate by reference herein and therein, the documents that we have included as exhibits to the registration statement of which this prospectus forms a part and the documents that we refer to under the section of this prospectus titled “Where You Can Find More Information” completely and with the understanding that our actual future results could be materially different from what we expect when making the forward-looking statement. We qualify all our forward- looking statements by these cautionary statements. These forward-looking statements speak only as of the date of this prospectus or applicable prospectus supplement, or the date of the document incorporated by reference herein or therein, as the case may be. Except as required by applicable laws or regulations, we do not undertake any obligation to update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

USE OF PROCEEDS

We will not receive any of the proceeds from the sale of common stock by the selling shareholders.

DESCRIPTION OF COMMON STOCK

Unless indicated differently in a prospectus supplement, this section describes the terms of our common stock that may be offered and sold by the selling shareholders under this prospectus. The following description is only a summary and is qualified in its entirety by reference to applicable law, the Amended Articles and the Amended Bylaws. Any accompanying prospectus supplement may add, update or change the terms and conditions of the securities as described in this prospectus.

General

The Amended Articles authorize the issuance of 3,600,000,000 shares of common stock and 400,000,000 shares of preferred stock. As of July 24, 2020, there were 1,941,473,377 shares of our common stock, no par value, outstanding and no shares of preferred stock outstanding. All outstanding shares of our common stock are fully paid and nonassessable. Upon the settlement of the Additional Units Issuance, which is expected to occur on August 3, 2020, we will issue (i) 42,337,173 shares of our common stock to the selling shareholders pursuant to the Forward Stock Purchase Agreements and (ii) 748,415 shares of our common stock to the Fire Victim Trust pursuant to the terms of the Plan of Reorganization. If such issuances of shares of our common stock had occurred on July 24, 2020, there would have been 1,984,558,965 shares of our common stock outstanding on such date.

Common Stock

We may issue our common stock from time to time upon such terms and for such consideration as may be determined by the Board of Directors. Such further issuances, up to the aggregate amounts authorized by the Amended Articles, will not require approval by our shareholders. We may also issue common stock from time to time under dividend reinvestment and employee benefit plans.

The Amended Articles restrict our ability to issue non-voting shares of our capital stock to the extent prohibited by Section 1123(a)(6) of the Bankruptcy Code for so long as such Section is in effect and applicable to us. Except as otherwise provided by law, holders of our common stock have voting rights on the basis of one vote per share on each matter submitted to a vote at a meeting of shareholders, subject to any class or series voting rights of holders of our preferred stock. Our shareholders may not cumulate votes in elections of directors. As a result, the holders of our common stock and (if issued) preferred stock entitled to exercise more than 50% of the voting rights in an election of directors can elect all of the directors to be elected if they choose to do so. In such event, the holders of the remaining common stock and preferred stock voting for the election of directors will not be able to elect any persons to the board of directors.

Holders of our common stock, subject to any prior rights or preferences of preferred stock outstanding, have equal rights to receive dividends if and when declared by the Board of Directors out of funds legally available therefor.

In the event of our liquidation, dissolution or winding up and after payment of all prior claims, holders of our common stock would be entitled to receive any of our remaining assets, subject to any preferential rights of holders of outstanding shares of preferred stock.

Holders of our common stock have no preemptive rights to subscribe for additional shares of common stock or any of our other securities, nor do holders of our common stock have any redemption or conversion rights. Additionally, the rights of holders of common stock may be materially limited or qualified by the rights of holders of preferred stock that we may issue in the future.

Our common stock is listed on the New York Stock Exchange under the symbol “PCG.”

The transfer agent and registrar for our common stock is EQ Shareowner Services, P. O. Box 64874, St. Paul, MN, 55164-0874.

Ownership Restrictions

The Amended Articles impose the Ownership Restrictions on the Equity Securities in order to reduce the possibility of an equity ownership shift that could result in limitations on our ability to utilize net operating loss carryforwards and other tax attributes from prior taxable years for federal income tax purposes. Any acquisition of our capital stock that results in a shareholder being in violation of these restrictions may not be valid. The Ownership Restrictions may be waived by the Board of Directors on a case-by-case basis.

Subject to certain exceptions, the Ownership Restrictions restrict (i) any person or entity (including certain groups of persons) from directly or indirectly acquiring or accumulating 4.75% or more of our outstanding Equity Securities and (ii) the ability of any person or entity (including certain groups of persons) already owning, directly or indirectly, 4.75% or more of our Equity Securities to increase their proportionate interest in our Equity Securities. Any transferee receiving Equity Securities that would result in a violation of the Ownership Restrictions will not be recognized as a shareholder of PG&E Corporation or entitled to any rights of shareholders, including, without limitation, the right to vote and to receive dividends or distributions, whether liquidating or otherwise, in each case, with respect to the Equity Securities causing the violation.

The Ownership Restrictions remain in effect until the earliest of (i) the repeal, amendment or modification of Section 382 (and any comparable successor provision) of the Internal Revenue Code, in a manner that renders the restrictions imposed by Section 382 of the Internal Revenue Code no longer applicable to PG&E Corporation, (ii) the beginning of a taxable year in which the Board of Directors determines that no tax benefits attributable to net operating losses or other tax attributes are available, (iii) the date selected by the Board of Directors if it determines that the limitation amount imposed by Section 382 of the Internal Revenue Code as of such date in the event of an “ownership change” of PG&E Corporation (as defined in Section 382 of the Internal Revenue Code and Treasury Regulation Sections 1.1502-91 et seq.) would not be materially less than the net operating loss carryforwards or “net unrealized built-in loss” (within the meaning of Section 382 of the Internal Revenue Code and Treasury Regulation Sections 1.1502-91 et seq.) of PG&E Corporation and (iv) the date selected by the Board of Directors if it determines that it is in the best interests of our shareholders for the Ownership Restrictions to be removed or released. The Ownership Restrictions may also be waived by the Board of Directors on a case by case basis.

SELLING SHAREHOLDERS

This prospectus covers the offering for resale from time to time, in one or more offerings, of up to 42,337,173 shares of our common stock by the selling shareholders named herein. In this section, references to “we,” “our,” “ours” and “us” refer only to PG&E Corporation and not to any of its direct or indirect subsidiaries or affiliates except as expressly provided.

The following tables set forth (i) the name of each selling shareholder, (ii) the number of shares of common stock beneficially owned by each selling shareholder as of July 21, 2020 and (iii) the number of shares of common stock beneficially owned by each selling shareholder following the completion of this offering (assuming each selling shareholder sells all of the shares of our common stock covered by this prospectus). The immediately following table also sets forth the percentage of common stock beneficially owned by the selling shareholders after giving effect to the sale by the selling shareholders of all shares of our common stock covered by this prospectus, based on 1,941,473,377 shares of common stock outstanding as of July 24, 2020 and including such selling shareholder’s pro rata portion of the Greenshoe Backstop, as such selling shareholders have the right to acquire such shares within 60 days. However, in accordance with the SEC’s rules, such shares that represent a pro rata portion of the Greenshoe Backstop are not counted as outstanding for purposes of computing any other selling shareholders’ ownership percentage.

The shares of common stock covered by this prospectus will be acquired by the selling shareholders on August 3, 2020 pursuant to the Greenshoe Backstop. For additional information regarding the issuances of these shares of common stock, see the section entitled “—Material Relationships with Selling Shareholders—Greenshoe Backstop” below.

The selling shareholders are not making any representation that any shares of common stock covered by this prospectus will be offered for sale. Because each selling shareholder may dispose of all, none or some portion of the shares of common stock covered by this prospectus, no estimate can be given as to the number of shares that will be beneficially owned by a selling shareholder upon termination of this offering. In addition, the selling shareholders may have sold, transferred or otherwise disposed of their shares of common stock in transactions exempt from the registration requirements of the Securities Act after the date on which the information in the table is presented. For purposes of the table below, however, we have assumed that after termination of this offering, none of the shares of common stock registered for resale under this prospectus will be beneficially owned by the selling shareholders, and we have further assumed that the selling shareholders will not acquire beneficial ownership of any additional shares of common stock during this offering.

To our knowledge, except as described below in the section entitled “Selling Shareholders—Material Relationships with Selling Shareholders” and the notes to the following table, the selling shareholders have held no position or office or had any other material relationship with us or any of our affiliates or predecessors during the past three years.

We may amend or supplement this prospectus from time to time in the future to update or change this selling shareholders list and the shares of common stock that may be resold pursuant to this prospectus. See the section entitled “Plan of Distribution” for further information regarding the selling shareholders’ method of distributing these shares.

Name of Beneficial Owner	Shares of Common Stock Beneficially Owned Prior to this Offering(1)	Shares of Common Stock to be Sold Pursuant to this Offering	Shares of Common Stock Beneficially Owned After this Offering(1)	Percentage of Shares of Common Stock Beneficially Owned After this Offering(1)
683 Capital Partners, LP(2)	4,346,929	441,013	3,905,916	*
AG Cataloochee, L.P.(3)	212,060	42,482	169,578	*
AG Corporate Credit Opportunities Fund, L.P.(3)	227,365	45,548	181,817	*
AG MM, L.P.(3)	246,075	49,296	196,779	*
AG Super Fund Master, L.P.(3)	723,414	144,921	578,493	*
American Steadfast, L.P.(4)	3,978,232	262,496	3,715,736	*
Anchorage Capital Master Offshore, Ltd.(5)	83,764,471	2,293,268	81,471,203	4.12%
Aryeh Master Fund, LP(6)	572,372	114,663	457,709	*
Attestor Value Master Fund LP(7)	14,378,330	882,026	13,496,304	*
Avenue Energy Opportunities Fund II, AIV L.P.(8)	2,920,857	264,607	2,656,250	*

Name of Beneficial Owner	Shares of Common Stock Beneficially Owned Prior to this Offering(1)	Shares of Common Stock to be Sold Pursuant to this Offering	Shares of Common Stock Beneficially Owned After this Offering(1)	Percentage of Shares of Common Stock Beneficially Owned After this Offering(1)
Azteca Partners LLC(9)	60,749,702	1,733,181	59,016,521	3.04%
BG Backstop Partners, L.L.C.(10)	26,417,158	5,292,158	21,125,000	1.09%
BHBL, LLC(11)	256,564	44,101	212,463	*
Blackstone Alternative Investment Funds Plc In Respect Of Its Fund Blackstone Diversified Multi Strategy Fund(12)	57,027	7,319	49,708	*
Blackstone Alternative Investment Funds Plc In Respect Of Its Fund Blackstone Diversified Multi Strategy Fund (B)(12)	53,329	6,691	46,638	*
Blackstone Alternative Multi-Strategy On Behalf Of Its Sub Fund, Blackstone Alternative Multi-Strategy Sub Fund IV, L.L.C.(12)	123,698	24,780	98,918	*
Blackstone Alternative Multi-Strategy On Behalf Of Its Sub Fund, Blackstone Alternative Multi-Strategy Sub Fund IV, L.L.C. (B)(12)	151,882	30,426	121,456	*
Brigade Cavalry Fund Ltd(13)	51,016	3,528	47,488	*
Brigade Distressed Value Master Fund Ltd.(13)	933,620	32,458	901,162	*
Brigade Leveraged Capital Structures Fund Ltd.(13)	385,338	77,194	308,144	*
Brookdale Global Opportunity Fund(14)	30,848	30,848	—	—
Brookdale International Partners, L.P.(14)	46,273	46,273	—	—
Canary SC Master Fund, L.P.(15)	3,375,330	158,913	3,216,417	*
Caspian Focused Opportunities Fund, L.P.(12)	170,376	18,030	152,346	*
Caspian HLSC1, LLC(12)	195,510	16,894	178,616	*
Caspian SC Holdings, L.P.(12)	248,850	23,517	225,333	*
Caspian Select Credit Master Fund, LTD.(12)	1,543,668	160,245	1,383,423	*
Caspian Solitude Master Fund, L.P.(12)	187,649	18,999	168,650	*
Centerbridge Credit Partners Master, L.P.(16)	11,672,750	860,058	10,812,692	*
Centerbridge Special Credit Partners III, L.P.(16)	3,789,198	286,575	3,502,623	*
Columbus Hill Overseas Master Fund, Ltd.(17)	221,783	28,224	193,559	*
Columbus Hill Partners, L.P.(18)	887,564	112,899	774,665	*
Corbin ERISA Opportunity Fund, Ltd.(19)	220,142	44,101	176,041	*
Corbin Opportunity Fund, LP(19)	132,085	26,460	105,625	*
Cornell University(20)	112,966	17,683	95,283	*
Crescent 1, L.P.(15)	4,243,092	166,618	4,076,474	*
Crown Managed Accounts acting for and on behalf of Crown/PW SP(21)	934,651	128,218	806,433	*
Crown Managed Accounts SPC—Crown/GT Segregated Portfolio(22)	191,987	42,471	149,516	*
CRS Master Fund, L.P.(15)	4,016,160	158,913	3,857,247	*
CSS, LLC(23)	3,399,968	141,124	3,258,844	*
Cyrus 1740 Master Fund, L.P.(15)	568,103	26,967	541,136	*
Cyrus Opportunities Master Fund II, Ltd.(15)	10,921,937	419,597	10,502,340	*
Cyrus Select Opportunities Master Fund, Ltd.(15)	1,300,155	50,010	1,250,145	*
D.E. Shaw Galvanic Portfolios, L.L.C.(24)	2,760,486	527,116	2,233,370	*
D.E. Shaw Kalon Portfolios, L.L.C.(25)	1,545,610	372,636	1,172,974	*
DCOIV Master Fund I LP(26)	802,834	10,584	792,250	*
Diameter Dislocation Master Fund LP(26)	197,248	39,514	157,734	*
Diameter Master Fund LP(26)	3,256,806	376,842	2,879,964	*
Dryden Capital Fund LP(27)	25,542	7,938	17,604	*

Name of Beneficial Owner	Shares of Common Stock Beneficially Owned Prior to this Offering(1)	Shares of Common Stock to be Sold Pursuant to this Offering	Shares of Common Stock Beneficially Owned After this Offering(1)	Percentage of Shares of Common Stock Beneficially Owned After this Offering(1)
Farallon Capital (AM) Investors, L.P.(28)	126,836	30,562	96,274	*
Farallon Capital F5 Master I, LP(28)	333,288	80,308	252,980	*
Farallon Capital Institutional Partners II, L.P.(28)	470,374	113,340	357,034	*
Farallon Capital Institutional Partners III, L.P.(28)	184,122	44,365	139,757	*
Farallon Capital Institutional Partners, L.P.(28)	2,074,588	499,888	1,574,700	*
Farallon Capital Offshore Investors II, L.P.(28)	2,951,643	711,221	2,240,422	*
Farallon Capital Partners, L.P.(28)	821,050	197,838	623,212	*
Fidelity Advisor Series I: Fidelity Advisor High Income Advantage Fund(29)	295,279	11,995	283,284	*
Fidelity Advisor Series I: Fidelity Advisor Leveraged Company Stock Fund(29)	765,856	17,640	748,216	*
Fidelity Advisor Series II: Fidelity Advisor Strategic Income Fund—High Income Sub(29)	901,968	21,168	880,800	*
Fidelity Distressed Opportunities Master Fund I, L.P.(29)	123,280	24,696	98,584	*
Fidelity Securities Fund: Fidelity Leveraged Company Stock Fund(29)	1,445,402	31,752	1,413,650	*
Fidelity Summer Street Trust: Fidelity Capital & Income Fund(29)	3,756,596	91,730	3,664,866	*
Fidelity Telecom and Utilities Fund(29)	4,499,274	141,124	4,358,150	*
Four Crossings Institutional Partners V, L.P.(28)	285,885	68,886	216,999	*
FPA Crescent Fund(30)	7,182,831	720,710	6,462,121	*
FPA Hawkeye Fund, a series of FPA Hawkeye Fund, LLC(31)	93,693	18,769	74,924	*
FPA Hawkeye-7 Fund, a series of FPA Hawkeye Fund, LLC(32)	130,342	26,111	104,231	*
FPA Select Fund II, L.P.(33)	213,188	21,390	191,798	*
FPA Select Fund, L.P.(34)	152,496	15,301	137,195	*
FPA Select Maple Fund, L.P.(35)	201,760	20,244	181,516	*
FPA Value Partners Fund, L.P.(36)	144,091	14,458	129,633	*
Ginkgo Tree, LLC(22)	439,559	97,883	341,676	*
Glendon Opportunities Fund II, L.P.(20)	3,897,965	309,092	3,588,873	*
Glendon Opportunities Fund, L.P.(20)	699,679	138,934	560,745	*
GN3 SIP Limited(22)	579,448	126,172	453,276	*
GoldenTree Distressed Master Fund III, Ltd.(22)	1,672,792	190,941	1,481,851	*
GoldenTree Distressed Onshore Master Fund III, LP(22)	725,140	82,779	642,361	*
GoldenTree Insurance Fund Series Interests of the SALI Multi-Series Fund, L.P.(22)	395,154	86,840	308,314	*
GoldenTree Master Fund, Ltd.(22)	6,967,380	1,522,116	5,445,264	*
GoldenTree Multi Sector-C LP(22)	40,705	7,994	32,711	*
GoldenTree V1 Master Fund, LP(22)	531,586	118,607	412,979	*
Governors Lane Master Fund LP(37)	4,332,565	352,810	3,979,755	*
GT Credit Fund, LP(22)	141,948	16,197	125,751	*
GT G Distressed Fund 2020 LP(22)	282,583	32,257	250,326	*
GT NM, LP(22)	144,659	31,498	113,161	*
Guadalupe Fund, LP(22)	74,379	14,458	59,921	*
HBK Master Fund L.P.(38)	5,174,631	776,183	4,398,448	*
HF Fund, LP(39)	2,055,935	88,202	1,967,733	*

Name of Beneficial Owner	Shares of Common Stock Beneficially Owned Prior to this Offering(1)	Shares of Common Stock to be Sold Pursuant to this Offering	Shares of Common Stock Beneficially Owned After this Offering(1)	Percentage of Shares of Common Stock Beneficially Owned After this Offering(1)
High Yield and Bank Loan Series Trust(22)	200,933	43,752	157,181	*
Incline Global Long Only Fund LP(40)	882	882	—	—
Incline Global Long/Short Equity UCITS Fund(40)	11,466	11,466	—	—
Incline Global Master LP(40)	75,854	75,854	—	—
Investment Opportunities 3 Segregated Portfolio(21)	1,640,245	123,040	1,517,205	*
Irvin Schlussel(41)	60,831	8,820	52,011	*
Jefferies LLC(42)	1,009,653	102,353	907,300	*
JNL Multi-Manager Alternative Fund(43)	74,583	6,893	67,690	*
JNL/Westchester Capital Event Driven Fund(44)	32,914	32,910	4	*
Keyframe Fund I, L.P.(45)	264,192	6,145	258,047	*
Keyframe Fund II, L.P.(45)	225,474	5,245	220,229	*
Keyframe Fund III, L.P.(45)	564,823	13,139	551,684	*
Keyframe Fund IV, L.P.(45)	453,224	10,543	442,681	*
Knighthead (NY) Fund, LP(39)	2,077,528	144,087	1,933,441	*
Knighthead Annuity & Life Assurance Company(39)	2,524,000	310,755	2,213,245	*
Knighthead Distressed Opportunities Fund, LP(39)	2,480,146	177,922	2,302,224	*
Knighthead Master Fund, LP(39)	9,336,488	690,273	8,646,215	*
Leonard Ellis(46)	176,115	35,281	140,834	*
LG Masters Alternative Strategies Fund(47)	200,775	13,872	186,903	*
Little Oak Asset Management, LLC(48)	49,949	3,856	46,093	*
LMA SPC for and on behalf of Map 98 Segregated Portfolio(21)	1,714,241	156,521	1,557,720	*
Lord, Abbett & Co. LLC(49)	868,965	236,885	632,080	*
Louisiana State Employees’ Retirement System(22)	89,844	17,534	72,310	*
MA Multi-Sector Opportunistic Fund, LP(22)	56,520	11,057	45,463	*
Madison Avenue International LP(50)	783,922	88,202	695,720	*
MCP Holdings Master LP(51)	249,350	66,473	182,877	*
Milan Gupta(27)	17,611	3,528	14,083	*
Monarch Capital Master Partners IV LP(51)	474,457	126,483	347,974	*
Monarch Debt Recovery Master Fund Ltd(51)	598,969	159,853	439,116	*
MRC Luxembourg Sarl(52)	88,202	88,202	—	—
New Generation Limited Partnership(53)	110,952	6,671	104,281	*
New Generation Turnaround Fund (Bermuda) L.P.(53)	184,168	11,606	172,562	*
Newtyn Partners, LP(54)	1,610,967	83,281	1,527,686	*
Newtyn TE Partners, LP(54)	1,146,664	58,108	1,088,556	*
Nokota Capital Master Fund, L.P.(55)	352,810	352,810	—	—
Nut Tree Master Fund, LP(56)	4,061,144	352,810	3,708,334	*
Oceana Master Fund Ltd.(21)	4,648,684	526,102	4,122,582	*
Owl Creek Credit Opportunities Master Fund, L.P.(57)	1,772,971	176,405	1,596,566	*
Owl Creek I, L.P.(57)	481,593	28,077	453,516	*
Owl Creek II, L.P.(57)	3,148,017	189,017	2,959,000	*
Owl Creek Overseas Master Fund, Ltd.(57)	4,234,499	428,620	3,805,879	*
Owl Creek Special Situations Fund, L.P.(57)	2,062,383	35,281	2,027,102	*
Owl Creek SRI Master Fund, Ltd.(57)	422,269	24,624	397,645	*
Palindrome Master Fund LP(58)	750,958	194,045	556,913	*
Palomino Master Ltd.(9)	31,975,751	912,897	31,062,854	1.60%
Panther BCM LLC(13)	139,482	27,942	111,540	*

Name of Beneficial Owner	Shares of Common Stock Beneficially Owned Prior to this Offering(1)	Shares of Common Stock to be Sold Pursuant to this Offering	Shares of Common Stock Beneficially Owned After this Offering(1)	Percentage of Shares of Common Stock Beneficially Owned After this Offering(1)
Pentwater Credit Master Fund Ltd.(21)	1,819,276	170,230	1,649,046	*
Pentwater Equity Opportunities Master Fund Ltd.(21)	3,524,525	392,609	3,131,916	*
Pentwater Merger Arbitrage Master Fund Ltd.(21)	8,744,267	1,212,983	7,531,284	*
Pentwater Metric Merger Arbitrage Fund LP(21)	876,968	173,596	703,372	*
Pentwater Thanksgiving Fund LP(21)	106,111	11,527	94,584	*
Pentwater Unconstrained Master Fund Ltd.(21)	106,284	12,661	93,623	*
Pretium Credit Management, LLC(59)	1,434,423	70,562	1,363,861	*
PWCM Master Fund Ltd.(21)	10,658,683	1,009,685	9,648,998	*
Quantum Partners LP(58)	7,424,240	970,229	6,454,011	*
Redwood Drawdown Master Fund II, L.P.(60)	6,069,874	494,446	5,575,428	*
Redwood IV Finance 1, LLC(61)	5,131,286	396,911	4,734,375	*
Redwood Master Fund, Ltd.(60)	15,281,164	1,269,606	14,011,558	*
Route One Fund I, L.P.(62)	552,386	35,069	517,317	*
Route One Fund II, L.P.(62)	12,030	767	11,263	*
Route One Offshore Master Fund, L.P.(62)	824,869	52,365	772,504	*
San Bernardino County Employees’ Retirement Association(22)	459,785	69,447	390,338	*
Schultze Master Fund, Ltd.(63)	12,832	2,570	10,262	*
Serengeti Lycaon MM LP(64)	758,876	70,562	688,314	*
Silver Point Capital, L.P.(65)	47,701,049	1,869,893	45,831,156	2.36%
Solel Capital Partners Master Fund L.P.(66)	3,209,013	264,607	2,944,406	*
Source Capital, Inc.(67)	114,773	22,992	91,781	*
Steadfast Capital, L.P.(4)	454,945	30,158	424,787	*
Steadfast International Master Fund Ltd.(4)	8,392,726	589,370	7,803,356	*
Steel Canyon Partners, LP(11)	263,921	28,224	235,697	*
Stonehill Institutional Partners, L.P.(68)	2,881,562	308,003	2,573,559	*
Stonehill Master Fund Ltd.(69)	2,084,979	221,212	1,863,767	*
Taal Capital Management LP(70)	1,968,283	105,843	1,862,440	*
TAO Finance 1, LLC(61)	937,174	926,127	11,047	*
The Mangrove Partners Master Fund, Ltd.(71)	4,604,967	441,013	4,163,954	*
Third Point Loan LLC(72)	80,146,923	1,199,555	78,947,368	4.06%
Tudor Riverbend Crossing Partners Portfolio Ltd.(73)	336,316	7,529	328,787	*
Tudor Trading I L.P.(73)	154,902	31,031	123,871	*
Tyndall Partners, L.P.(74)	176,115	35,281	140,834	*
Ulysses Offshore Fund Ltd.(75)	1,846	183	1,663	*
Ulysses Partners LP(76)	11,117	1,097	10,020	*
Variable Insurance Products Fund V: Strategic Income Portfolio—High Income Sub(29)	88,466	2,116	86,350	*
WCM Alternatives: Credit Event Fund(44)	2,767	2,766	1	*
WCM Alternatives: Event-Driven Fund(44)	53,110	53,105	5	*
WCM Master Trust(44)	11,731	11,730	1	*
Whitefort Capital Master Fund, LP(77)	739,680	148,180	591,500	*
York An Intermediate Fund, L.P.(78)	962,431	192,804	769,627	*
York Distressed Asset Fund IV, L.P.(78)	128,324	25,707	102,617	*
York Global Credit Income Master Fund, L.P.(78)	449,134	89,975	359,159	*
Zoe Partners, LP(79)	578,343	105,843	472,500	*

*	Less than 1%.

(1)

The amounts and percentages of common stock beneficially owned by the named selling shareholders are determined in accordance with the SEC’s rules, pursuant to which a person is deemed to be a “beneficial owner” of a security if that person has or shares voting or investment power or has the right to acquire such power within 60 days through exercise of any option, warrant or other right. Securities that can be so acquired are deemed to be outstanding for purposes of computing such person’s ownership percentage, but not for purposes of computing any other person’s percentage. Under these rules, more than one person may be deemed beneficial owner of the same securities, and a person may be deemed to be a beneficial owner of securities as to which such person has no economic interest.

(2)

The shares held by 683 Capital Partners, LP are indirectly held by 683 Capital Management, LLC and Ari Zweiman, the managing member of 683 Capital Management, LLC. 683 Capital Management, LLC, 683 Capital Partners LP and Mr. Zweiman share voting and dispositive power with respect to the shares held by 683 Capital Partners, LP. The address for 683 Capital Partners LP is 3 Columbus Circle, Suite 2205, New York, New York 10019.

(3)

Angelo, Gordon & Co., L.P. is the investment manager for this selling shareholder. Michael L. Gordon, in his capacity as managing member of JAMG LLC, the managing member of AG Partners, LLC, the sole general partner of Angelo, Gordon& Co., L.P. and the investment manager of this selling shareholder, therefore may be deemed to exercise voting power or investment control over the securities stated as beneficially owned by this selling shareholder. The address for Angelo, Gordon & Co., L.P. is 245 Park Ave, 26th Floor, New York, NY 10177.

(4)

Steadfast Capital Management LP (“SCM”) serves as the Investment Manager to American Steadfast, L.P. (“ASF”) and Steadfast International Master Fund Ltd. (“SFIM”), and has the power to vote and dispose of the securities held by ASF and SFIM. Steadfast Financial LP (“SF”) serves as the investing general partner to Steadfast Capital, L.P. (“SFC”) and has the power to vote and dispose of the securities held by SFC. Steadfast Advisors LP (“SFA”) serves as the managing general partner of SFC and the general partner of ASF. Robert S. Pitts, Jr. is the controlling principal of SCM, SF and SFA. The address for Steadfast Capital and its related entities is 450 Park Avenue, 20th Floor New York, NY 10022.

(5)

Represents 48,576,516 shares of PG&E Corporation’s common stock and Units convertible into 32,894,687 shares of PG&E Corporation’s common stock held for the account of Anchorage Capital Master Offshore, Ltd., a Cayman Islands exempted company incorporated with limited liability (“ACMO”), as well as 2,293,268 shares of PG&E Corporation’s common stock to be received by ACMO on the date of the settlement of the Additional Units Issuance, which expected to be on August 3, 2020. Anchorage Capital Group, L.L.C. (“Anchorage Capital Group”) is the investment advisor to ACMO. Anchorage Advisors Management, L.L.C. (“Anchorage Advisors Management”) is the sole managing member of Anchorage Capital Group. Mr. Ulrich is the Chief Executive Officer of Anchorage Capital Group and the senior managing member of Anchorage Advisors Management. As such, each of the foregoing persons may be deemed to have voting and dispositive power over the shares held (or to be held) by ACMO. Each of the foregoing persons disclaims beneficial ownership of the shares held (or to be held) by ACMO, except of any pecuniary interests therein. The address for all of the foregoing persons is 610 Broadway, 6th Floor, New York, NY 10012.

(6)

The investment manager for Aryeh Master Fund, LP is Aryeh Capital Management Limited, which holds the investment and voting power over the shares held by Aryeh Master Fund, LP. The address for Aryeh Master Fund, LP is 262 Avenue Road Toronto, ON, Canada, M4V 2G7.

(7)

Attestor Limited has been appointed as discretionary investment manager of Attestor Value Master Fund LP. Mr Jan-Christoph Peters is the sole director and indirect sole shareholder of Attestor Limited. As investment manager, Attestor Limited has complete discretion to manage the voting and investment strategy with respect to the shares. Attestor Limited is authorized and regulated by the Financial Conduct Authority and has its registered address at 7 Seymour Street, London W1H 7JW.

(8)

Avenue Capital Management II, L.P., in its capacity as investment manager, trading advisor, and/or general partner, may be deemed the beneficial owner of the shares held by Avenue Energy Opportunities Fund II AIV, L.P. (the “Avenue Fund”). Avenue Capital Management II GenPar, LLC is the general partner of Avenue Capital Management II, L.P. Marc Lasry is the managing member of Avenue Capital Management II GenPar, LLC. Mr. Lasry may be deemed to be the indirect beneficial owner of the securities reported by the Avenue Fund by reason of his ability to direct the vote and/or disposition of such securities, and his pecuniary interest in such shares (within the meaning of Rule 16a-1(a)(2) under the Exchange Act) is a fractional interest in such amount. The address of each of the foregoing entities is c/o Avenue Capital Management II, L.P., 11 West 42nd Street, 9th Floor, New York, NY 10036.
(9)

Appaloosa LP (“ALP”) is the manager of Azteca Partners LLC and the investment advisor to Palomino Master Ltd. Appaloosa Capital Inc. (“ACI”) is the general partner of ALP. Mr. David A. Tepper is the controlling stockholder and president of ACI and owns a majority of the limited partnership interests in ALP. The address for Azteca Partners LLC and Palomino Master Ltd. is c/o Appaloosa LP, 51 JFK Parkway, Short Hills, NJ 07078.

(10)

The Baupost Group, L.L.C. is a registered investment adviser and acts as the investment adviser and general partner to certain private investment limited partnerships on whose behalf these shares were indirectly purchased. The Baupost Group, L.L.C., Baupost Group GP, L.L.C. and Seth A. Klarman have shared voting and investment power over these shares of common stock. Baupost Group GP, L.L.C. and Mr. Klarman disclaim beneficial ownership of such securities except to the extent of their pecuniary interest therein, if any. The principal business address for The Baupost Group, L.L.C. is 10 St. James Avenue, Suite 1700, Boston, MA 02116.

(11)

Steel Canyon Investments, LLC is the general partner of Steel Canyon Partners, LP and the managing member of BHBL, LLC. Steel Canyon Investments, LLC appointed Steel Canyon Capital, LLC as the investment adviser to both these funds. The investment manager has the power to direct the voting or disposition of the shares. Brett Huckelbridge is the managing member of Steel Canyon Capital, LLC. The address for Steel Canyon Investments, LLC, Steel Canyon Capital, LLC and BHBL, LLC is 2801 Camelback Road, Suite 460, Phoenix, AZ 85016.

(12)

Caspian Capital LP (“Caspian Capital”) is the investment adviser for Caspian Select Credit Master Fund, Ltd., Caspian Solitude Master Fund, L.P., Caspian HLSC1, LLC, Caspian SC Holdings, L.P. and Caspian Focused Opportunities Fund, L.P. and a sub-adviser to the Blackstone Alternative Multi-Strategy Sub Fund IV, L.L.C. and the Blackstone Diversified Multi Strategy Fund, a sub fund of Blackstone Alternative Investment Funds plc (collectively, the “Caspian Funds”). Caspian Capital GP LLC (“CCGP”) is the general partner of Caspian Capital. The managing members of CCGP are Mr. Adam Cohen and Mr. David Corleto (collectively, the “Caspian Managers”). Caspian Capital , CCGP and each of the Caspian Managers may be deemed to beneficially own the securities held by the Caspian Funds. Caspian Capital, CCGP and each of Caspian Managers each disclaim beneficial ownership of such securities except to the extent of their pecuniary interest therein. The address for Caspian Capital LP, Caspian Select Credit Master Fund, Ltd., Caspian Solitude Master Fund, L.P., Caspian HLSC1, LLC, Caspian SC Holdings, L.P., Caspian Focused Opportunities Fund, L.P., Blackstone Alternative Multi-Strategy Sub Fund IV, L.L.C. and the Blackstone Diversified Multi Strategy Fund and Blackstone Alternative Investment Funds plc is 10 East 53rd Street, 35th Floor, New York, NY 10022.

(13)

The Brigade Funds (as defined herein) are comprised of the following entities: Brigade Distressed Value Master Fund Ltd., Brigade Leveraged Capital Structures Fund Ltd., Brigade Cavalry Fund Ltd and Panther BCM LLC (collectively, the “Brigade Funds”). Brigade Capital Management, LLC is the investment manager to the Brigade Funds, and as such has voting and dispositive power over the shares held by the Brigade Funds. Donald E. Morgan, III is the managing member of Brigade Capital Management, LLC, and as such may be deemed to have voting and dispositive power over the shares held by the Brigade Funds. Donald E. Morgan, III disclaims beneficial ownership of these shares. The address for the Brigade Funds, Brigade Capital Management, LLC and Donald E. Morgan, III is 399 Park Avenue, 16th Floor, New York, NY 10022.

(14)

Weiss Asset Management LP (“Weiss”) is the sole investment manager to Brookdale International Partners, L.P. (“BIP”) and Brookdale Global Opportunity Fund (“BGO”). WAM GP LLC (“WAM GP”) is the sole general partner of Weiss and BIP GP LLC(“BIP GP”) is the sole general partner of BIP. Andrew Weiss is the managing member of WAM GP and BIP GP. Each of Weiss, WAM GP, BIP GP and Andrew Weiss disclaim beneficial ownership of the securities owned by BIP and BGO except the extent of their pecuniary interest described in this footnote. The address for Weiss, WAM GP, BIP GP and Andrew Weiss is 222 Berkeley Street, 16th Floor, Boston, MA 02116.

(15)

Cyrus Capital Partners, L.P. (“CCP”) serves as the investment manager to Cyrus Opportunities Master Fund II, Ltd., Cyrus Select Opportunities Master Fund, Ltd., CRS Master Fund, L.P., Crescent 1, L.P., Canary SC Master Fund, L.P. and Cyrus 1740 Master Fund, L.P. (collectively, the “Cyrus Funds”). Cyrus Capital Partners GP, L.L.C. (“CCPGP”) serves as the general partner of CCP. Stephen C. Freidheim (“SCF”) serves as the Chief Investment Officer of CCP and is the principal of both CCP and CCPGP. All discretion over the investment activities of the Cyrus Funds has been delegated to CCP. Each of CCP, CCPGP and SCF disclaim beneficial ownership of the reported securities except to the extent of their respective pecuniary interest therein, if any. The address for CCP, CCPGP and SCF is 65 East 55th Street, 35th Floor NY, NY 10022.

(16)

CSCP III Cayman GP Ltd. (“CSCP III Cayman GP”) is the general partner of Centerbridge Special Credit Partners General Partner III, L.P.(“Special Credit III GP”), which is the general partner of Centerbridge Special Credit Partners III, L.P. (“SC III”), and may be deemed to share beneficial ownership over the shares held of record by SC III. Centerbridge Credit GP Investors, L.L.C. (“Credit GP Investors”) is the sole director of Centerbridge Credit Cayman GP, Ltd. (“Credit Cayman GP”), which is the general partner of Centerbridge Credit Partners Offshore General Partner, L.P. (“Credit Partners Offshore GP”), which is the general partner of Centerbridge Credit Partners Master, L.P. (“Credit Partners Master”), and may be deemed to share beneficial ownership over the shares held of record by Credit Partners Master. As the directors of CSCP III Cayman GP and the managing members of Credit GP Investors, respectively, Jeffrey H. Aronson and Mark T. Gallogly may be deemed to share beneficial ownership with respect to the shares held of record by each of SC III and Credit Partners Master. Such persons and entities disclaim beneficial ownership of the shares held of record by each of SC III and Credit Partners Master, except to the extent of any proportionate pecuniary interest therein. The address for CSCP III Cayman GP, Special Credit III GP, SC III, Credit GP Investors, Credit Cayman GP, Credit Partners Offshore GP and Credit Partners Master is 375 Park Avenue, 11th Floor, New York, NY 10152.

(17)

The investment manager of the selling shareholder indicated herein, Columbus Hill Capital Management, L.P. (“CHCM”), has or may be deemed to have voting and dispositive power over the shares. CHC Partners, L.L.C. (“CHC”) is the general partner of CHCM and, in such capacity, may be deemed to have voting and dispositive power over the shares. Kevin D. Eng is the chief executive officer and chief investment officer of CHCM, a director of the selling stockholder and the managing member of CHC. Gene Ko is the Director of Research and Senior Investment Principal of CHCM. In such capacities, Messrs. Eng and Ko may be deemed to have voting and dispositive power over the shares. Mr. Eng and Mr. Ko each disclaim any beneficial ownership of the shares. The address for CHCM and CHC is 51 John F Kennedy Parkway, Suite 220, Short Hills, NJ 07078.

(18)

The investment manager of the selling shareholder indicated herein, Columbus Hill Capital Management, L.P. (“CHCM”), and its general partner, Columbus Hill Capital Partners, L.L.C., have or may be deemed to have, respectively, voting and dispositive power over the shares. CHC Partners, L.L.C. (“CHC”) is the general partner of CHCM and, in such capacity, may be deemed to have voting and dispositive power over the shares. Kevin D. Eng is the chief executive officer and chief investment officer of CHCM and the managing member of CHC. Gene Ko is the Director of Research and Senior Investment Principal of CHCM. In such capacities, Messrs. Eng and Ko may be deemed to have voting and dispositive power over the shares. Mr. Eng and Mr. Ko each disclaim any beneficial ownership of the shares. The address for CHCM and CHC is 51 John F Kennedy Parkway, Suite 220, Short Hills, NJ 07078.

(19)

Corbin ERISA Opportunity Fund, Ltd. (“CEOF LTD”) is wholly owned by CEOF Holdings LP (“CEOF Holdings”), which is wholly owned by Corbin ERISA Opportunity Fund,L.P. (“CEOF”). Corbin Capital Partners, L.P. (“CCP”) is the investment manager of CEOF LTD, CEOF Holdings and CEOF. CEOF LTD is governed by a board of directors, the majority of whom are independent. CEOF LTD has delegated certain trading authority to Serengeti Asset Management LP, which is ultimately controlled by Joseph A. LaNasa III. The general partner of Corbin Opportunity Fund, L.P. (“COF”) is Corbin Capital Partners Management, LLC (“CCPM”), and CCP is COF’s investment manager. Tracy McHale Stuart is the CEO of CCP. The business address for CEOF LTD, CEOF Holdings, CEOF, COF and CCPM is 590 Madison Avenue, 31st Floor, New York, NY 10022.

(20)

Glendon Capital Management L.P. is the investment adviser to Glendon Opportunities Fund, L.P., Glendon Opportunities Fund II, L.P. and Cornell University and exercises voting and dispositive power over the shares held by those entities. The address for Glendon Capital Management L.P., Glendon Opportunities Fund, L.P., Glendon Opportunities Fund II, L.P. and Cornell University is 485 Lexington Avenue, 15th Floor, New York, NY 10017.

(21)

Matthew C. Halbower, CIO and CEO of Pentwater Capital Management LP, exercises voting and investment control with respect to the shares held by the selling shareholder indicated herein. The address for Pentwater Capital Management LP is 1001 10th Avenue South, Suite 216, Naples, FL 34102.

(22)

The shares of common stock listed herein are beneficially owned by certain funds and accounts (the “GTAM Funds”) that are managed by GoldenTree Asset Management LP (“GTAM LP”). GoldenTree Asset Management LLC (“GTAM LLC”) is the General Partner of GTAM LP. Steven A. Tananbaum is the Sole Managing Member of GTAM LLC. GTAM LP has discretionary authority to trade the shares and make voting and investment decisions relating to such shares via an investment management agreement with the relevant GTAM Funds. GTAM LP is not the beneficial owner of the shares. The address for the GTAM Funds is 485 Lexington Avenue, 15th Floor, New York, NY 10017.

(23)	CSS, LLC is the ultimate beneficial owner of the shares as listed. The address of CSS, LLC is 175 W. Jackson Blvd., Suite 440, Chicago, IL 60604.
(24)

The address for D.E. Shaw Galvanic Portfolios, L.L.C. is c/o D.E. Shaw & Co., L.P., 1166 Avenue of the Americas, 9th Floor, New York, New York 10036. D.E. Shaw Galvanic Portfolios, L.L.C. beneficially owned 2,760,486 shares of common stock (the “Galvanic Subject Shares”) prior to this offering. D.E. Shaw Galvanic Portfolios, L.L.C. will have the power to vote or direct the vote of (and the power to dispose or direct the disposition of) the Galvanic Subject Shares. This figure does not include securities of PG&E Corporation owned by entities that may be deemed to be affiliates of D.E. Shaw Galvanic Portfolios, L.L.C. D.E. Shaw & Co., L.P. (“DESCO LP”), as the managing member of D.E. Shaw Adviser II, L.L.C. (“Adviser II”), which in turn is the investment adviser of D.E. Shaw Galvanic Portfolios, L.L.C., and D.E. Shaw & Co., L.L.C. (“DESCO LLC”), as the managing member of D.E. Shaw Manager II, L.L.C. (“Manager II”), which in turn is the manager of D.E. Shaw Galvanic Portfolios, L.L.C., may be deemed to have the shared power to vote or direct the vote of (and the shared power to dispose or direct the disposition of) the Galvanic Subject Shares. Julius Gaudio, Maximilian Stone, and Eric Wepsic, or their designees, exercise voting and investment control over the Galvanic Subject Shares on DESCO LP and DESCO LLC’s behalf. D.E. Shaw & Co., Inc. (“DESCO Inc.”), as general partner of DESCO LP, and D.E. Shaw & Co. II, Inc. (“DESCO II Inc.”), as managing member of DESCO LLC, may be deemed to have the shared power to vote or direct the vote of (and the shared power to dispose or direct the disposition of) the Galvanic Subject Shares. None of DESCO LP, DESCO LLC, Adviser II, Manager II, DESCO Inc., or DESCO II Inc. owns any shares of the Company directly, and each such entity disclaims beneficial ownership of the Galvanic Subject Shares. David E. Shaw does not own any shares of the Company directly. By virtue of David E. Shaw’s position as President and sole shareholder of DESCO Inc., which is the general partner of DESCO LP, and by virtue of David E. Shaw’s position as President and sole shareholder of DESCO II Inc., which is the managing member of DESCO LLC, David E. Shaw may be deemed to have the shared power to vote or direct the vote of (and the shared power to dispose or direct the disposition of) the Galvanic Subject Shares and, therefore, David E. Shaw may be deemed to be the beneficial owner of the Galvanic Subject Shares. David E. Shaw disclaims beneficial ownership of the Galvanic Subject Shares.

(25)

The address for D.E. Shaw Kalon Portfolios, L.L.C. is c/o D.E. Shaw & Co., L.P., 1166 Avenue of the Americas, 9th Floor, New York, New York 10036. D.E. Shaw Kalon Portfolios, L.L.C. beneficially owned 1,545,610 shares of common stock (the “Kalon Subject Shares”) prior to this offering. D.E. Shaw Kalon Portfolios, L.L.C. will have the power to vote or direct the vote of (and the power to dispose or direct the disposition of) the Kalon Subject Shares. This figure does not include securities of PG&E Corporation owned by entities that may be deemed to be affiliates of D.E. Shaw Kalon Portfolios, L.L.C. D.E. Shaw & Co., L.P. (“DESCO LP”), as the managing member of D.E. Shaw Heliant Adviser, L.L.C. (“Heliant Adviser”), which in turn is the investment adviser of D.E. Shaw Kalon Portfolios, L.L.C., and D.E. Shaw & Co., L.L.C. (“DESCO LLC”), as the managing member of D.E. Shaw Heliant Manager, L.L.C. (“Heliant Manager”), which in turn is the manager of D.E. Shaw Kalon Portfolios, L.L.C., may be deemed to have the shared power to vote or direct the vote of (and the shared power to dispose or direct the disposition of) the Kalon Subject Shares. Julius Gaudio, Maximilian Stone, and Eric Wepsic, or their designees, exercise voting and investment control over the Kalon Subject Shares on DESCO LP and DESCO LLC’s behalf. DESCO Inc., as general partner of DESCO LP, and DESCO II Inc., as managing member of DESCO LLC, may be deemed to have the shared power to vote or direct the vote of (and the shared power to dispose or direct the disposition of) the Kalon Subject Shares. None of DESCO LP, DESCO LLC, Heliant Adviser, Heliant Manager, DESCO Inc., or DESCO II Inc. owns any shares of the Company directly, and each such entity disclaims beneficial ownership of the Kalon Subject Shares. David E. Shaw does not own any shares of the Company directly. By virtue of David E. Shaw’s position as President and sole shareholder of DESCO Inc., which is the general partner of DESCO LP, and by virtue of David E. Shaw’s position as President and sole shareholder of DESCO II Inc., which is the managing member of DESCO LLC, David E. Shaw may be deemed to have the shared power to vote or direct the vote of (and the shared power to dispose or direct the disposition of) the Kalon Subject Shares and, therefore, David E. Shaw may be deemed to be the beneficial owner of the Kalon Subject Shares. David E. Shaw disclaims beneficial ownership of the Kalon Subject Shares.
(26)

Diameter Capital Partners LP (the “Diameter Adviser”) is the investment manager of Diameter Master Fund LP, Diameter Dislocation Master Fund LP and DCOIV Master Fund I LP (the “Selling Diameter Stockholders”). The Diameter Adviser, solely in its capacity as the investment manager of the Selling Diameter Stockholders, has discretionary authority to vote and dispose of the registrable securities held by the Selling Diameter Stockholders. Scott Goodwin and Jonathan Lewinsohn, as the sole managing members of the general partner of the Diameter Adviser, make voting and investment decisions on behalf of the Diameter Adviser. Mr. Goodwin and Mr. Lewinsohn are also the sole managing members of the general partner of the Selling Diameter Stockholders. As a result, the Diameter Adviser, Mr. Goodwin and Mr. Lewinsohn may be deemed to be the beneficial owners of the securities owned by the Selling Diameter Stockholders. Notwithstanding the foregoing, each of the Diameter Adviser, Mr. Goodwin and Mr. Lewinsohn disclaim any such beneficial ownership. The address for The Diameter Advisors, Diameter Master Fund LP, Diameter Dislocation Master Fund LP and DCOIV Master Fund I LP is c/o Diameter Capital Partners LP, 24 West 40th Street, 5th Floor, New York, NY 10018.

(27)

Dryden Capital, LLC (“DCFIM”) is the manager of Dryden Capital Fund LP and the investment advisor to Milan Gupta. Dryden Capital GP, LLC (“DCFGP”) is the general partner of DCFIM. Mr. T. Matthew Buffington the controlling stockholder and portfolio manager of DCFGP and owns a majority of the limited partnership interests in DCFIM. The address for Dryden Capital Fund LP and Milan Gupta is c/o Dryden Capital, 777 Brickell Avenue Suite 500, Miami, FL 33131.

(28)

Farallon Partners, L.L.C. (“FPLLC”), as the general partner of each of Farallon Capital Partners, L.P., Farallon Capital Institutional Partners, L.P., Farallon Capital Institutional Partners II, L.P., Farallon Capital Institutional Partners III, L.P., Farallon Capital Offshore Investors II, L.P. and Farallon Capital (AM) Investors, L.P., (collectively, the “FPLLC Entities”), may be deemed to beneficially own such shares of common stock held by each of the FPLLC Entities. Farallon F5 (GP), L.L.C. (“F5MI GP”), as the general partner of Farallon Capital F5 Master I, L.P. (“F5MI”), may be deemed to beneficially own such shares of common stock held by F5MI. Farallon Institutional(GP) V, L.L.C. (“FCIP V GP”), as the general partner of Four Crossings Institutional Partners V, L.P. (“FCIP V”), may be deemed to beneficially own such shares of common stock held by FCIP V. Each of Philip D. Dreyfuss, Michael B. Fisch, Richard B. Fried, David T. Kim, Michael G. Linn, Rajiv A. Patel, Thomas G. Roberts, Jr., William Seybold, Andrew J. M. Spokes, John R. Warren and Mark C. Wehrly (collectively, the “Farallon Managing Members”), as a (i) managing member or senior managing member, as the case may be, of FPLLC or (ii) manager or senior manager, as the case may be, of F5MI GP and FCIP V GP, in each case with the power to exercise investment discretion, may be deemed to beneficially own such shares of common stock held by the FCPLLC Entities, F5MI or FCIP V. Each of FPLLC, F5MI GP, FCIP V GP and the Farallon Managing Members disclaims beneficial ownership of any such shares of common stock. The address of each of the entities and individuals referenced in this footnote is c/o Farallon Capital Management, L.L.C., One Maritime Plaza, Suite 2100, San Francisco, CA 94111.

(29)

These accounts are managed by direct or indirect subsidiaries of FMR LLC. Abigail P. Johnson is a Director, the Chairman, the Chief Executive Officer and the President of FMR LLC. Members of the Johnson family, including Abigail P. Johnson, are the predominant owners, directly or through trusts, of Series B voting common shares of FMR LLC, representing 49% of the voting power of FMR LLC. The Johnson family group and all other Series B shareholders have entered into a shareholders’ voting agreement under which all Series B voting common shares will be voted in accordance with the majority vote of Series B voting common shares. Accordingly, through their ownership of voting common shares and the execution of the shareholders’ voting agreement, members of the Johnson family may be deemed, under the Investment Company Act of 1940, to form a controlling group with respect to FMR LLC. Neither FMR LLC nor Abigail P. Johnson has the sole power to vote or direct the voting of the shares owned directly by the various investment companies registered under the Investment Company Act (the “Fidelity Funds”) advised by Fidelity Management & Research Company LLC (“FMR Co”), a wholly owned subsidiary of FMR LLC, which power resides with the Fidelity Funds’ Boards of Trustees. FMR Co carries out the voting of the shares under written guidelines established by the Fidelity Funds’ Boards of Trustees.

(30)

The address for FPA Crescent Fund, a Series of FPA Funds Trust (“FPA Crescent”) is c/o First Pacific Advisors, LP, 11601 Wilshire Blvd., Suite 1200, Los Angeles, California 90025. First Pacific Advisors, LP (“FPA”) may be deemed to share voting and/or investment power over securities held by FPA Crescent as the investment adviser of FPA Crescent. Mr. J. Richard Atwood may be deemed to share voting and/or investment power over securities held by FPA Crescent as a director and officer of FPA GP, Inc. (“FPA GP”), the general partner of FPA. Mr. Steven T. Romick may be deemed to share voting and/or investment power over securities held by FPA Crescent as a Portfolio Manager of FPA Crescent and a director and officer of FPA GP. Messrs. Brian Selmo and Mark Landecker may be deemed to share voting and/or investment power over securities held by FPA Crescent as Portfolio Managers of FPA Crescent.

(31)

The address for FPA Hawkeye Fund, a series of FPA Hawkeye Fund, LLC (“FPA Hawkeye”) is c/o First Pacific Advisors, LP, 11601 Wilshire Blvd., Suite 1200, Los Angeles, California 90025. FPA may be deemed to share voting and/or investment power over securities held by FPA Hawkeye as the investment adviser and manager of FPA Hawkeye. Mr. J. Richard Atwood may be deemed to share voting and/or investment power over securities held by FPA Hawkeye as a director and officer of FPA GP, the general partner of FPA. Mr. Steven T. Romick may be deemed to share voting and/or investment power over securities held by FPA Hawkeye as Portfolio Manager of FPA Hawkeye and as a director and officer of FPA GP.

(32)

The address for FPA Hawkeye-7 Fund, a series of FPA Hawkeye Fund, LLC (“FPA Hawkeye-7”) is c/o First Pacific Advisors, LP, 11601 Wilshire Blvd., Suite 1200, Los Angeles, California 90025. FPA may be deemed to share voting and/or investment power over securities held by FPA Hawkeye-7 as the investment adviser and manager of FPA Hawkeye-7. Mr. J. Richard Atwood may be deemed to share voting and/or investment power over securities held by FPA Hawkeye-7 as a director and officer of FPA GP, the general partner of FPA. Mr. Steven T. Romick may be deemed to share voting and/or investment power over securities held by FPA Hawkeye as Portfolio Manager of FPA Hawkeye and as a director and officer of FPA GP.

(33)

The address for FPA Select Fund II, L.P. (“FPA Select II”) is c/o First Pacific Advisors, LP, 11601 Wilshire Blvd., Suite 1200, Los Angeles, California 90025. FPA may be deemed to share voting and/or investment power over securities held by FPA Select II as the investment adviser and general partner of FPA Select II. Mr. J. Richard Atwood may be deemed to share voting and/or investment power over securities held by FPA Select II as a director and officer of FPA GP, the general partner of FPA. Mr. Steven T. Romick may be deemed to share voting and/or investment power over securities held by FPA Select II as a director and officer of FPA GP. Messrs. Brian Selmo and Mark Landecker may be deemed to share voting and/or investment power over securities held by FPA Select II as Portfolio Managers of FPA Select II.

(34)

The address for FPA Select Fund, L.P. (“FPA Select”) is c/o First Pacific Advisors, LP, 11601 Wilshire Blvd., Suite 1200, Los Angeles, California 90025. FPA may be deemed to share voting and/or investment power over securities held by FPA Select as the investment adviser and general partner of FPA Select. Mr. J. Richard Atwood may be deemed to share voting and/or investment power over securities held by FPA Select as a director and officer of FPA GP, the general partner of FPA. Mr. Steven T. Romick may be deemed to share voting and/or investment power over securities held by FPA Select as a director and officer of FPA GP. Messrs. Brian Selmo and Mark Landecker may be deemed to share voting and/or investment power over securities held by FPA Select as Portfolio Managers of FPA Select.
(35)

The address for FPA Select Maple Fund, L.P. (“FPA Select Maple”) is c/o First Pacific Advisors, LP, 11601 Wilshire Blvd., Suite 1200, Los Angeles, California 90025. FPA may be deemed to share voting and/or investment power over securities held by FPA Select Maple as the investment adviser and general partner of FPA Select Maple. Mr. J. Richard Atwood may be deemed to share voting and/or investment power over securities held by FPA Select Maple as a director and officer of FPA GP, the general partner of FPA. Mr. Steven T. Romick may be deemed to share voting and/or investment power over securities held by FPA Select Maple as a director and officer of FPA GP. Messrs. Brian Selmo and Mark Landecker may be deemed to share voting and/or investment power over securities held by FPA Select Maple as Portfolio Managers of FPA Select Maple.

(36)

The address for FPA Value Partners Fund, L.P. (“FPA Value Partners”) is c/o First Pacific Advisors, LP, 11601 Wilshire Blvd., Suite 1200, Los Angeles, California 90025. FPA may be deemed to share voting and/or investment power over securities held by FPA Value Partners as the investment adviser and general partner of FPA Value Partners. Mr. J. Richard Atwood may be deemed to share voting and/or investment power over securities held by FPA Value Partners as a director and officer of FPA GP, the general partner of FPA. Mr. Steven T. Romick may be deemed to share voting and/or investment power over securities held by FPA Value Partners as a director and officer of FPA GP. Mr. Brian Selmo may be deemed to share voting and/or investment power over securities held by FPA Value Partners as Portfolio Manager of FPA Value Partners.

(37)

Governors Lane LP serves as the investment advisor to Governors Lane Master Fund LP and exercises voting and dispositive power over the securities held by that fund. Mr. Isaac Corre is the managing member of Governors Lane GP LLC, the general partner of Governors Lane LP. The address for Governors Lane GP LLC and Governors Lane LP is 510 Madison Avenue, 11th Floor, New York, NY 10022.

(38)

HBK Investments L.P., a Delaware limited partnership, has shared voting and dispositive power over the shares offered by HBK Master Fund L.P. pursuant to this offering pursuant to an Investment Management Agreement between HBK Investments L.P. and HBK Master Fund L.P. HBK Investments L.P. has delegated discretion to vote and dispose of such shares to HBK Services LLC. The following individuals may be deemed to have control over HBK Investments L.P. and HBK Services LLC: Jamiel A. Akhtar, Richard L. Booth, David C. Haley, Jon L. Mosle III and Matthew Luth. HBK Master Fund L.P. is an affiliate of HBK Global Securities L.P., a registered broker-dealer. HBK Master Fund L.P. represents that it purchased the shares of common stock to be sold by it in this offering in the ordinary course of business, and at the time of the purchase of such shares, HBK Master Fund L.P. had no agreements or understandings, directly or indirectly, with any person to distribute such shares. The address for HBK Master Fund L.P. and entities listed in this footnote is 2300 North Field Street, Ste. 2200, Dallas, TX 75201.

(39)

Knighthead Capital Management, LLC (“KCM”) is the investment manager and/or adviser over the funds and accounts that hold the shares listed for this selling shareholder. Thomas Wagner and Ara Cohen are the managing members of KCM. The address for KCM is 1140 Avenue of the Americas, 12th Floor, New York, NY 100365.

(40)

Incline Global Management LLC is the investment advisor to Incline Global Master Fund Ltd., Incline Global Long Only Fund LP and the sub-advisor to Incline Global Long/Short Equity UCITS Fund. Jeff Lignelli is the CEO/Portfolio Manager of IGM. The mailing address for Incline Global Master LP, Incline Global Long Only Fund LP and Incline Global Long/Short Equity UCITS Fund is 40 West 57th Street, Suite 1430 New York, NY 10019.

(41)	The address for Irvin Schlussel, an individual, is 6129 Tyndall Avenue, Bronx, NY 100471.
(42)

Jefferies LLC is a registered broker-dealer. Jefferies LLC represents that it purchased the shares of common stock to be sold by it in this offering for its own account, solely for its own investment and not with a view toward, or sale in connection with, any distribution or agreement or understanding for the distribution thereof. Jefferies LLC’s ultimate parent, Jefferies Financial Group Inc., may be deemed the beneficial owner of the reported shares. The address for Jeffries LLC is 520 Madison Avenue, New York, NY 10022.

(43)

The address for JNL Multi-Manager Alternative Fund (“JNL”) is c/o First Pacific Advisors, LP, 11601 Wilshire Blvd., Suite 1200, Los Angeles, California 90025. FPA may be deemed to share voting and/or investment power over securities held by JNL as the investment adviser of JNL. Mr. J. Richard Atwood may be deemed to share voting and/or investment power over securities held by JNL as a director and officer of FPA GP, the general partner of FPA. Mr. Steven T. Romick may be deemed to share voting and/or investment power over securities held by JNL as a Portfolio Manager of JNL and a director and officer of FPA GP. Messrs. Brian Selmo and Mark Landecker may be deemed to share voting and/or investment power over securities held by JNL as Portfolio Managers of JNL.

(44)

The address for WCM Alternatives: Event-Driven Fund, WCM Alternatives: Credit Event Fund, JNL/Westchester Capital Event Driven Fund, WCM Master Trust, Westchester Capital Management, LLC (“WCM”) and Westchester Capital Partners, LLC (“WCP”) is 100 Summit Lake Drive, Suite 220, Valhalla, NY 10595. WCM serves as investment advisor to WCM Alternatives: Event-Driven Fund and WCM Alternatives: Credit Event Fund and sub-advisor to JNL/Westchester Capital Event Driven Fund. WCP serves as investment advisor to WCM Master Trust. Mr. Roy Behren and Mr. Michael T Shannon each serve as Co-Presidents of WCM and Co-Managers and members of WCP. By virtue of these relationships, WCM, WCP and Messrs. Behren and Shannon may be deemed to beneficially own the shares of common stock listed herein; however, each of WCM, WCP and Messrs. Behren and Shannon disclaim beneficial ownership of the shares of common stock listed herein except to the extent of their pecuniary interest in such shares.

(45)

Keyframe Capital Partners, L.P. (“KCP”) serves as investment manager to Keyframe Fund I, L.P., Keyframe Fund II, L.P., Keyframe Fund III, L.P. and Keyframe Fund IV, L.P. (collectively, the “Keyframe Funds”). Keyframe Capital Partners GP, L.L.C. (“KCPGP”) serves as the general partner of KCP. John R. Rapaport (“JRR”) serves as the Chief Investment Officer of KCP and is the principal of both KCP and KCPGP. All discretion over the investment activities of the Keyframe Funds has been delegated to KCP. Each of KCP, KCPGP and JRR disclaim beneficial ownership of the reported securities except to the extent of their respective pecuniary interest therein, if any. The address for the Keyframe Funds is 65 East 55th Street, 35th Floor NY, NY 10022.

(46)	The address for Leonard Ellis, an individual, is 101 Warren St. #1440, New York, NY 10007.
(47)

The address for LG Masters Alternative Strategies Fund (“LG”) is c/o First Pacific Advisors, LP, 11601 Wilshire Blvd., Suite 1200, Los Angeles, California 90025. FPA may be deemed to share voting and/or investment power over securities held by LG as the investment adviser of LG. Mr. J. Richard Atwood may be deemed to share voting and/or investment power over securities held by LG as a director and officer of FPA GP, the general partner of FPA. Mr. Steven T. Romick may be deemed to share voting and/or investment power over securities held by LG as a Portfolio Manager of LG and a director and officer of FPA GP. Messrs. Brian Selmo and Mark Landecker may be deemed to share voting and/or investment power over securities held by LG as Portfolio Managers of LG.

(48)

The shares of common stock listed herein are directly held by Little Oak Asset Management, LLC. Steven S. Shaw is the Managing Member and sole owner of Little Oak Asset Management, LLC. The address of Little Oak Asset Management, LLC is 2211 Broadway Apartment 12C, New York, NY 10024.

(49)

Lord, Abbett & Co. LLC is acting in its capacity as investment advisor for the following entities, with each entity selling the amount of common stock indicated in the corresponding parenthesis: Douglas B. Sieg, as managing member of Lord, Abbett & Co. LLC, has voting investment power over the shares. Lord Abbett Bank Loan Trust (2,548); Lord Abbett Securities Trust – Lord Abbett Focused Large Cap Value Fund (19,396); Lord Abbett Securities Trust – Lord Abbett Fundamental Equity Fund (241,257); Lord Abbett Investment Trust – Lord Abbett Floating Rate Fund (248,730); Lord Abbett Mid Cap Stock Fund, Inc. (165,543); Lord Abbett Series Fund, Inc. – Fundamental Equity Portfolio (31,366); Lord Abbett Series Fund, Inc. – Growth and Income Portfolio (55,693); Lord Abbett Series Fund, Inc. – Mid Cap Stock Portfolio (25,990); Commander Navy Installations Command Retirement Trust (215); Guidewell Group Inc. (351); Health Options Inc. (159); I.A.M. National Pension Fund (707); Lord Abbett Bond-Debenture Fund, Inc. (49,896); Lord Abbett Credit Opportunities Fund (1,538); Lord Abbett Investment Trust – Lord Abbett High Yield Fund (21,960); Lord Abbett Series Fund, Inc. – Bond-Debenture Portfolio (3,616). The address for Lord, Abbett & Co. LLC is 90 Hudson Street, Jersey City, NJ 07302.
(50)

Madison Avenue International LP (the “MA Fund”) will hold the securities. Madison Avenue Partners, LP (the “MA Firm”) is the investment manager with sole investment discretion over the MA Fund including the authority to vote shares. Eli Samaha is the controlling ultimate beneficial owner (99%) of the MA Firm with equivalent voting power over the MA Firm. The address for MA Fund and MA Firm is 150 East 58th St., Ste 1403, New York, NY 10155.

(51)

Monarch Alternative Capital LP, which we refer to as “MAC” in this footnote, serves as investment advisor to the shareholder with respect to shares of PG&E Corporation common stock directly owned by such shareholder. MDRA GP LP, which we refer to as “MDRA GP” in this footnote, is the general partner of MAC and Monarch GP LLC, which we refer to as “Monarch GP” in this footnote, is the general partner of MDRA GP. By virtue of such relationships, MAC, MDRA GP and Monarch GP, and Michael Weinstock, Andrew Herenstein, Christopher Santana and Adam Sklar, the co-portfolio managers of MAC, may be collectively deemed to have voting and dispositive power over the shares owned by such entities. The address for these entities is c/o Monarch Alternative Capital LP, 535 Madison Avenue, New York, New York 10022.

(52)

MRC Luxembourg Sarl is a limited liability company incorporated under the laws of Luxembourg and managed by a “Board of Managers” comprised of Greg Pearson, Class A Manager, and Paul Brogan, Class B Manager. The Board of Managers may be deemed to have voting power and/or shared investment power with respect to the shares held by MRC Luxembourg Sarl. Each of the members of the Board of Managers disclaims beneficial ownership of the shares held by MRC Luxembourg Sarl. The address for MRC Luxembourg Sarl is 1250 Broadway, Suite 2601, New York NY 10001.

(53)

The sole general partner and investment manager of our funds is New Generation Advisors, LLC, a Massachusetts limited liability company (“NGA”). The equity members who are also members of the board of the of NGA are George Putnam, III (president and majority owner of NGA) Michael S. Weiner (VP), Darren L. Beals (CFO) and F. Baily Dent (VP). No equity member of NGA holds any other interests in PG&E Corporation personally or outside of NGA and its funds. The address for NGA is 13 Elm Street Suite 2, Manchester, MA 01944.

(54)

Newtyn Management, LLC serves as the investment manager to Newtyn Partners, LP and Newtyn TE Partners, LP and exercises voting and dispositive power over the shares held by these entities. Noah Levy is a managing member and holds the majority interest in Newtyn Management, LLC. The address for Newtyn Management, LLC is 60 East 42nd Street, 9th Floor, New York, NY 10165.

(55)

Nokota Management, LP, a Delaware limited partnership, (“Nokota Manager”) is the investment manager of Nokota Capital Master Fund, L.P. (“NCMF”), a Cayman Islands exempted limited partnership. Nokota Capital GP, LLC, a Delaware limited liability company (“Nokota General Partner”) is the general partner of NCMF, and as such, each of Nokota Manager and Nokota General Partner has voting and dispositive power over the shares held by NCMF. Matthew Knauer (the “Nokota Managing Member”) is the managing member of each of the general partner of Nokota Manager and of Nokoa General Partner, and as such may be deemed to have voting and dispositive power over the shares held by NCMF. The Nokota Managing Member disclaims beneficial ownership of such shares. The address for each of NCMF, the Nokota General Partner, the Nokota Manager and the Nokota Managing Member is c/o Nokota Management, LP, 1330 Avenue of the Americas, 26th Floor, New York, NY 10019.

(56)

The address for Nut Tree Master Fund, LP, Nut Tree Partners GP LLC, Nut Tree Capital Management, LP and Nut Tree Capital Management GP, LLC is 55 Hudson Yards, 22nd Floor, New York NY 10001. Nut Tree Partners GP LLC is the general partner of Nut Tree Master Fund, LP and Nut Tree Capital Management GP, LLC is the general partner of Nut Tree Capital Management, LP which is the investment adviser to Nut Tree Master Fund LP. As a result of the relationships described in this footnote, Nut Tree Partners GP LLC, Nut Tree Capital Management GP, LLC and Nut Tree Capital Management, LP may be deemed to be indirect beneficial owners of the shares of common stock listed herein as owned by Nut Tree Master Fund LP. Nut Tree Partners GP LLC, Nut Tree Capital Management GP, LLC and Nut Tree Capital Management, LP disclaims beneficial ownership over the shares of common stock listed herein except to the extent of their pecuniary interest in such shares.

(57)

Owl Creek GP, LLC is the general partner of Owl Creek Asset Management, L.P, the investment manager to this selling shareholder. Jeffrey Altman is the managing member of Owl Creek GP, LLC and in that capacity controls the investment manager’s voting. The address for Owl Creek GP, LLC is 640 Fifth Ave, Floor 20, New York, NY 10019.

(58)

The shares of common stock listed herein are held for the accounts of Quantum Partners LP, a Cayman Islands exempted limited partnership (“Quantum Partners”), and Palindrome Master Fund LP, a Delaware limited partnership (“Palindrome”). SFM LLC serves as investment manager to Quantum Partners and Palindrome. As such, SFM LLC has been granted investment discretion over portfolio investments, including the securities of PG&E Corporation, held for the accounts of Quantum Partners and Palindrome. George Soros serves as Chairman of SFM LLC and has sole discretion to replace FPR Manager LLC, the manager of SFM LLC. The address for the entities in this footnote is 250 West 55th Street, New York, NY 10019.

(59)

Pretium Credit Management, LLC holds investment and voting power on behalf of its managed accounts and affiliated entities. David Ford and David Sabath have investment and voting power over these shares as Senior Managing Directors and Portfolio Managers of Pretium Credit Management, LLC. The address for Pretium Capital Management, LLC is 810 7th Avenue, 24th floor, New York, NY 10019.

(60)

Redwood Capital Management, LLC (“RCM”) is the investment manager of Redwood Master Fund, Ltd. and Redwood Drawdown Master Fund II, L.P. Redwood Drawdown Partners II, LLC (“RDP”) is the general partner of Redwood Drawdown Master Fund II, L.P. RCM is wholly owned by Redwood Capital Management Holdings, LP (“RCM Holdings”). Mr. Ruben Kliksberg is the Chief Executive Officer of RCM, is the sole managing member of the general partner of RCM Holdings, controls a majority of the limited partnership interests in RCM Holdings and is the sole managing member of RDP. The address for Redwood Master Fund, Ltd. and Redwood Drawdown Master Fund II, LP is c/o Redwood Capital Management, LLC, 910 Sylvan Avenue, Suite 130, Englewood Cliffs, NJ 07632.

(61)

TAO Finance 1, LLC is ultimately owned by certain private investment funds managed by TSSP Adjacent Opportunities Management, LLC, a US SEC registered investment adviser. Redwood IV Finance 1, LLC is ultimately owned by certain private investment funds managed by TSSP Opportunities IV Management, LLC. Therefore, TSSP Adjacent Opportunities Management, LLC holds control over TAO Finance 1, LLC and TSSP Opportunities IV Management, LLC holds control over Redwood IV Finance 1, LLC. Both Redwood IV Finance 1, LLC and TAO Finance 1, LLC are affiliates of Sixth Street BD, LLC, an SEC registered broker-dealer and member of the Financial Industry Regulatory Authority. Redwood IV Finance 1, LLC and TAO Finance 1, LLC each represents that it purchased the shares of common stock to be sold by it in this offering in the ordinary course of business, and at the time of the purchase of such shares, Redwood IV Finance 1, LLC and TAO Finance 1, LLC had no agreements or understandings, directly or indirectly, with any person to distribute such shares. The address for the entities listed in this footnote is 2100 McKinney Avenue, Suite 1500, Dallas, Texas 75201.

(62)

Route One Investment Company, L.P. serves as the investment manager to Route One Fund I, L.P., Route One Fund II, L.P. and Route One Offshore Master Fund, L.P. and exercises voting and dispositive power over the shares held by these entities. The natural persons exercising control over Route One Investment Company, L.P. are William Duhamel and Jason Moment. The address for the entities and persons listed in this footnote is 1 Letterman Drive, Building D, Suite DM 200, San Francisco, CA, 94129.

(63)

Schultze Asset Management, LP (“SAM”) is the investment manager of Schultze Master Fund, Ltd. George J. Schultze is the CEO of SAM. The address for SAM is 800 Westchester Avenue; Suite S-632, Rye Brook, NY 10573.

(64)

Serengeti Asset Management LP serves as the investment Manager of Serengeti Lycaon MM LP. The general partner of Serengeti Lycaon MM LP is Serengeti MM Associates LLC and the sole member of Serengeti MM Associates LLC is Serengeti Associates LP. The sole general partner of Serengeti Associates LP is J.L. Serengeti Incentive LLC, which is controlled by Joseph A. LaNasa III. The address for the entities listed in this footnote is 590 Madison Avenue, 31st Floor, New York, NY 10022.

(65)

Silver Point Capital, L.P. (“Silver Point”) is the investment manager of Silver Point Capital Fund, L.P. and Silver Point Capital Offshore Master Fund, L.P. (together, the “Flagship Funds”), and by virtue of such status may be deemed to be the beneficial owner of the securities held by the Flagship Funds. Silver Point

Capital Management, LLC (“Management GP”) is the general partner of Silver Point and as a result may be deemed to be the beneficial owner of the securities held by the Flagship Funds. Silver Point Distressed Opportunities Management, LLC, a wholly owned subsidiary of Silver Point, is the investment manager of each of Silver Point Distressed Opportunities Fund, L.P., Silver Point Distressed Opportunities Offshore Master Fund, L.P., Silver Point Distressed Opportunity Institutional Partners, L.P. and Silver Point Distressed Opportunity Institutional Partners Master Fund (Offshore), L.P.(collectively, the “Distressed Opportunity Funds”), and by virtue of such status, Silver Point may be deemed to be the beneficial owner of the securities held by the Distressed Opportunity Funds. As a result of Silver Point Distressed Opportunities Management, LLC being a wholly owned subsidiary of Silver Point, Management GP, in its capacity as Silver Point’s general partner, may be deemed to be the beneficial owner of the securities held by the Distressed Opportunity Funds. Each of Mr. Edward A. Mulé and Mr. Robert J. O’Shea is a member of Management GP and has voting and investment power with respect to the securities held by the Flagship Funds and the Distressed Opportunity Funds, and may be deemed to be a beneficial owner of the securities held by the Flagship Funds and the Distressed Opportunity Funds. The address for Silver Point and associated entities is 2 Greenwich Plaza, First Floor, Greenwich, CT 06830.
(66)

Solel Partners LP (“Solel”) is the investment advisor, as appointed by Solel Capital Partners GP, LLC, to Solel Capital Partners Master Fund, L.P and exercises voting and dispositive power over the securities held by this entity. Craig D. Peskin and Peter R.O. Fleiss are managing partners of Solel Partners LP and majority owners of Solel Capital Partners GP, LLC. The address for Solel Capital Partners Master Fund, L.P. is c/o Solel Partners LP, 699 Boylston Street, 15th Floor, Boston, MA 02116.

(67)

The address for Source Capital, Inc. (“Source Capital”) is c/o First Pacific Advisors, LP, 11601 Wilshire Blvd., Suite 1200, Los Angeles, California 90025. FPA may be deemed to share voting and/or investment power over securities held by Source Capital as the investment adviser of Source Capital. Mr. J. Richard Atwood may be deemed to share voting and/or investment power over securities held by Source Capital as a director and officer of FPA GP, the general partner of FPA. Mr. Steven T. Romick may be deemed to share voting and/or investment power over securities held by Source Capital as a Portfolio Manager of Source Capital and a director and officer of FPA GP. Messrs. Brian Selmo, Mark Landecker, Thomas Atteberry and Abhijeet Patwarhan may be deemed to share voting and/or investment power over securities held by Source Capital as Portfolio Managers of Source Capital.

(68)

Stonehill Capital Management LLC, a Delaware limited liability company (“SCM”), is the investment adviser of Stonehill Institutional Partners, L.P. and Stonehill General Partner, LLC (“Stonehill GP”) is the general partner of Stonehill Institutional Partners, L.P. By virtue of such relationships, SCM and Stonehill GP and the their principals may be deemed to have voting and dispositive power over the shares owned by Stonehill Institutional Partners, L.P. The principals of SCM and Stonehill GP are John Motulsky, Christopher Wilson, Jonathan Sacks, Peter Sisitsky, Michael Thoyer, Michael Stern and Samir Arora. The address for SCM and Stonehill GP is 885 Third Ave, 30th Floor, NY, NY 10022.

(69)

Stonehill Capital Management LLC, a Delaware limited liability company (“SCM”), is the investment adviser of Stonehill Master Fund Ltd. By virtue of such relationship, SCM and its principals may be deemed to have voting and dispositive power over the shares owned by Stonehill Master Fund Ltd. The principals of SCM are John Motulsky, Christopher Wilson, Jonathan Sacks, Peter Sisitsky, Michael Thoyer, Michael Stern and Samir Arora. The address for SCM is 885 Third Ave, 30th Floor, NY, NY 10022.

(70)

Taal Master Fund LP may hold voting and investment power with respect to the shares beneficially owned by Taal Capital Management LP. LHL Capital LLC, in its capacity as general partner to Taal Master Fund LP, holds voting and investment power with respect to shares directed by Taal Master Fund LP. The address for Taal Master Fund LP is One Beacon Street, Suite 21300, Boston, MA 02108.

(71)

Mangrove Partners, a Cayman Islands exempted company, is an SEC registered Investment Adviser and is the investment manager to the seller shareholder and has voting and investment control over the securities. Nathaniel August, a U.S. citizen and New York resident, holds 100% of the voting stock of Mangrove Partners. The address for Mangrove Partners is 645 Madison Avenue, Floor 14, New York, NY 10022.

(72)

The address for Third Point Loan LLC, Third Point LLC and Mr. Loeb is 55 Hudson Yards, 51st Floor, New York NY 10001. Third Point Loan LLC holds the shares of common stock listed herein as nominee for funds managed and/or advised by Third Point LLC and not in its individual capacity. Daniel S. Loeb is the

Chief Executive Officer of Third Point LLC. As a result of the relationships described in this footnote, Third Point LLC and Mr. Loeb may be deemed to be indirect beneficial owners of the shares of common stock listed herein as owned by Third Point Loan LLC. Each of Third Point LLC and Mr. Loeb disclaims beneficial ownership over the shares of common stock listed herein except to the extent of their pecuniary interest in such shares.
(73)

Tudor Investment Corporation is the trading advisor that both directs investment and retains voting power for the shares of common stock listed herein by this selling shareholder. The address for Tudor Investment Corporation is 200 Elm Street, Stamford, CT 06902.

(74)

Tyndall Capital Partners, L.P., a Delaware limited partnership, is the general partner of Tyndall Partners, LP, and possesses sole power to vote and direct the disposition of all shares held by Tyndall Partners, LP. Jeffrey Halis is the manager of Jeffrey Management, LLC which is the general partner of Tyndall Capital Partners, LP. The address for the entities listed in this footnote is 150 East 58th Street, 14th Floor, New York, NY 10022.

(75)

The address for Ulysses Offshore Fund Ltd. (“Ulysses Offshore”) is c/o First Pacific Advisors, LP, 11601 Wilshire Blvd., Suite 1200, Los Angeles, California 90025. FPA may be deemed to share voting and/or investment power over securities held by Ulysses Offshore as the investment adviser of Ulysses Offshore. Mr. J. Richard Atwood may be deemed to share voting and/or investment power over securities held by Ulysses Offshore as a director and officer of FPA GP, the general partner of FPA. Mr. Steven T. Romick may be deemed to share voting and/or investment power over securities held by Ulysses Offshore as a Portfolio Manager of Ulysses Offshore and a director and officer of FPA GP. Messrs. Brian Selmo and Mark Landecker may be deemed to share voting and/or investment power over securities held by Ulysses Offshore as Portfolio Managers of Ulysses Offshore.

(76)

The address for Ulysses Partners LP (“Ulysses Partners”) is c/o First Pacific Advisors, LP, 11601 Wilshire Blvd., Suite 1200, Los Angeles, California 90025. FPA may be deemed to share voting and/or investment power over securities held by Ulysses Partners as the investment adviser of Ulysses Partners. Mr. J. Richard Atwood may be deemed to share voting and/or investment power over securities held by Ulysses Partners as a director and officer of FPA GP, the general partner of FPA. Mr. Steven T. Romick may be deemed to share voting and/or investment power over securities held by Ulysses Partners as a Portfolio Manager of Ulysses Partners and a director and officer of FPA GP. Messrs. Brian Selmo and Mark Landecker may be deemed to share voting and/or investment power over securities held by Ulysses Partners as Portfolio Managers of Ulysses Partners.

(77)

Whitefort Capital Management, LP acts as the investment manager of the Whitefort Capital Master Fund, LP. Each of David Salanic and Joseph Kaplan is a Co-Managing Partner of Whitefort Capital Management, LP. By virtue of these relationships, each of Whitefort Capital Management, LP, David Salanic and Joseph Kaplan may be deemed to have voting and dispositive power with respect to the common shares owned by Whitefort Capital Master Fund, LP. The address for the entities listed in this footnote is 780 3rd Avenue, 26th Floor, New York, NY 10017.

(78)

The general partner of York Global Credit Income Master Fund, L.P. is York Global Credit Income Domestic Holdings, LLC. The general partner of York AN Intermediate Fund, L.P. is York Distressed Asset Holdings, LLC. The general partner of York Distressed Asset Fund IV, L.P. is York Distressed Asset Holdings IV, LLC. The managing member or senior managing member, as the case may be, of each of the managers or general partners, as applicable, of the funds described in this footnote is York Capital Management Global Advisors, LLC. James G. Dinan is the chairman and controls York Capital Management Global Advisors, LLC. York Global Credit Income Domestic Holdings, LLC, York Distressed Asset Holdings, LLC, York Distressed Asset Holdings IV, LLC, York Capital Management Global Advisors, LLC, and James G. Dinan may be deemed to beneficially own the shares held by the respective fund over which they serve as manager, general partner, investment manager or investment advisor, as the case may be. York Global Credit Income Domestic Holdings, LLC, York Distressed Asset Holdings, LLC, York Distressed Asset Holdings IV, LLC, York Capital Management Global Advisors, LLC, and James G. Dinan, as the case may be, each disclaim beneficial ownership of such shares except to the extent of their pecuniary interests therein. The address for the entities listed in this footnote is 767 5th Avenue, 17th Floor, New York, NY 10153.

(79)	Zoe Holdings LLC exercises voting and dispositive power over the shares held by Zoe Partners, LP. The address for Zoe Holdings LLC and Zoe Partners, LP is 5295 Hammock Drive, Coral Gables, FL 33156.

Material Relationships with Selling Shareholders

The following summaries do not purport to be complete and are subject, and qualified in entirety by reference, to the applicable documents incorporated by reference herein. We urge you to read these documents because they, and not the following summaries, outline the material relationships with the selling shareholders.

Backstop Commitment Letters

On or about March 4, 2020, we entered into the Amended and Restated Chapter 11 Plan Backstop Commitment Letters (as amended, restated, modified, or supplemented from time to time, the “Backstop Commitment Letters”), pursuant to which each of the selling shareholders named herein severally agreed, subject to certain terms and conditions, to purchase up to an aggregate amount of shares of our common stock equal to $9.0 billion in the event that we were unable to raise sufficient proceeds from the Equity Offerings to finance the transactions contemplated by the Plan of Reorganization. As consideration for their obligations under the Backstop Commitment Letters, we agreed to issue 169,000,000 shares of our common stock to the selling shareholders, subject to adjustment, if applicable, as set forth in the Backstop Commitment Letters. On July 1, 2020, the Backstop Shares were issued to the selling shareholders pursuant to an exemption from registration under the Securities Act set forth in Section 1145 of the Bankruptcy Code.

Greenshoe Backstop

On June 25, 2020, we entered into an underwriting agreement with Goldman Sachs & Co. LLC and J.P. Morgan Securities LLC, as representatives of the several underwriters named in Schedule I thereto (the “Common Stock Underwriters”), pursuant to which we agreed to sell 423,372,629 shares of our common stock at a public offering price of $9.50 per share (the “Common Stock Offering”). In connection with the Common Stock Offering, we granted the Common Stock Underwriters a 30-day option to purchase up to an additional 42,337,263 shares of our common stock. In addition, on June 25, 2020, we entered into an underwriting agreement with Goldman Sachs & Co. LLC and J.P. Morgan Securities LLC, as representatives of the several underwriters named in Schedule I thereto (the “Units Underwriters” and, together with the Common Stock Underwriters, the “Equity Underwriters”), pursuant to which we agreed to sell 14,545,455 prepaid forward stock purchase contracts (the “Purchase Contracts”) to the Units Underwriters in order for the Units Underwriters to sell 14,545,455 equity units (the “Units”), with each Unit having a stated amount of $100.00 (the “Units Offering” and, together with the Common Stock Offering, the “Equity Offerings”). In connection with the Units Offering, we granted the Units Underwriters a 30-day option (the “Units Over-Allotment Option”) to purchase up to an additional 1,454,545 Purchase Contracts to be used by the Units Underwriters to create up to an additional 1,454,545 Units. The Common Stock Offering and the Units Offering closed on July 1, 2020 and we issued and sold a total of 423,372,629 shares of our common stock and 14,545,455 Units.

On June 19, 2020, we entered into Forward Stock Purchase Agreements (the “Forward Stock Purchase Agreements”) with the selling shareholders, pursuant to which the selling shareholders severally agreed, subject to certain terms and conditions, to purchase up to an aggregate amount of shares of our common stock equal to $522,727,273 (the “Aggregate Greenshoe Backstop Purchase Amount”), at a price per share equal to $9.50 (the “Settlement Price”), in order to backstop the options we have granted to the Equity Underwriters to purchase additional securities in the Equity Offerings. On July 24, 2020, the Units Underwriters exercised in full the Units Over-Allotment Option, pursuant to which PG&E expects to issue an additional 1,454,545 Purchase Contracts to be used by the Units Underwriters to create an additional 1,454,545 Units (such issuance, the “Additional Units Issuance”). The Common Stock Underwriters’ option to purchase up to an additional 42,337,263 shares of our common stock expired without exercise. We expect to settle the Additional Units Issuance on August 3, 2020. Accordingly, on August 3, 2020 and pursuant to the terms of the Forward Stock Purchase Agreements, we expect (i) to redeem a portion of the rights under the Forward Stock Purchase Agreements to receive shares of our common stock and return approximately $120,523,000 to the selling shareholders and (ii) to issue and deliver to the selling shareholders 42,337,173 shares of common stock (such issuance, the “Greenshoe Backstop”), representing the unredeemed portion of the Aggregate Greenshoe Backstop Purchase Amount divided by the Settlement Price (without any issuance in respect of fractional shares).

Under the terms of the Forward Stock Purchase Agreements, the selling shareholders are entitled to certain customary registration rights with respect to the shares of common stock delivered thereunder, which, among other things, require us to register the resale of such shares under the Securities Act shortly following the delivery thereof and to use commercially reasonable best efforts to maintain such registration. We are filing this registration statement in order to register the resale of all the shares of common stock to be issued pursuant to the Forward Stock Purchase Agreements. The selling shareholders are not subject to any lock-up agreements with us or the underwriters of the Equity Offerings with respect to such shares, and, as a result, such shares, as a general matter, will be freely tradeable by the selling shareholders upon effectiveness of this resale registration statement.

PIPE Transaction

On June 7, 2020, we entered into an Investment Agreement (the “Investment Agreement”) with Appaloosa LP, Third Point Loan LLC, Zimmer Partners, LP, Fidelity Management & Research Company, LLC and GIC Pte. Ltd. and/or affiliates thereof (each, a “PIPE Investor” and collectively, the “PIPE Investors”), relating to the issuance and sale to the PIPE Investors of an aggregate of $3.25 billion of our common stock (the “PIPE Transaction”) at a price per share equal to $9.50. The PIPE Transaction closed on July 1, 2020, upon which we issued 342,105,261 shares of our common stock (the “PIPE Shares”) to the PIPE Investors in reliance on the private placement exemption from registration pursuant to Section 4(a)(2) of the Securities Act. Third Point Loan LLC and certain affiliates of Appaloosa LP and Fidelity Management & Research Company, LLC are selling shareholders named herein.

Under the terms of the Investment Agreement, the PIPE Investors are entitled to certain customary registration rights with respect to the PIPE Shares, pursuant to which we filed with the SEC a registration statement on Form S-3 (Registration No. 333-239687) for the offer and resale of the Fire Victim Trust Shares and the PIPE Shares on July 6, 2020, as amended by Amendment No. 1 filed on July 7, 2020 and by Amendment No. 2 filed on July 27, 2020. Under the terms of the Investment Agreement, each PIPE Investor is prohibited from selling or transferring the PIPE Shares, subject to certain exceptions, until 90 days after the closing of the PIPE Transaction.

401(k) Plan

The PG&E Corporation Retirement Savings Plan or the PG&E Corporation Retirement Savings Plan for Union-Represented Employees (the “401(k) Plan”) is a defined contribution plan covering all our non-represented employees of PG&E Corporation and all companies owned by PG&E Corporation, as designated by PG&E Corporation. The Employee Benefit Committee (“EBC”) of PG&E Corporation has oversight over the administration and financial management of affiliated company employee benefit plans, including the 401(k) Plan. The EBC retains Fidelity Management Trust Company as the Trustee of the 401(k) Plan. In this capacity, Fidelity Management Trust Company provides various administrative and ministerial services in connection with the administration of the 401(k) Plan and receives customary fees and other compensation from PG&E Corporation for providing these services.

GLOBAL SECURITIES

Book-Entry, Delivery and Form

Unless we indicate differently in a prospectus supplement, the common stock initially will be issued in book entry form and represented by one or more global securities (collectively, “global securities”). The global securities will be deposited with, or on behalf of, The Depository Trust Company, New York, New York, as depositary (“DTC”), and registered in the name of Cede & Co., the nominee of DTC. Unless and until it is exchanged for individual certificates evidencing securities under the limited circumstances described below, a global security may not be transferred except as a whole by the depositary to its nominee or by the nominee to the depositary, or by the depositary or its nominee to a successor depositary or to a nominee of the successor depositary.

DTC has advised us that it is:

•	a limited-purpose trust company organized under the New York Banking Law;

•	a “banking organization” within the meaning of the New York Banking Law;

•	a member of the Federal Reserve System;

•	a “clearing corporation” within the meaning of the New York Uniform Commercial Code; and

•	a “clearing agency” registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

DTC holds securities that its participants deposit with DTC. DTC also facilitates the settlement among its participants of securities transactions, including transfers and pledges, in deposited securities through electronic computerized book-entry changes in participants’ accounts, which eliminates the need for physical movement of securities certificates. “Direct participants” in DTC include securities brokers and dealers, including underwriters, banks, trust companies, clearing corporations and other organizations. DTC is a wholly owned subsidiary of The Depository Trust & Clearing Corporation (“DTCC”). DTCC is the holding company for DTC National Securities Clearing Corporation, all of which are registered clearing agencies. DTC is owned by the users of its regulated subsidiaries. Access to the DTC system is also available to others, referred to as “indirect participants,” that clear transactions through or maintain a custodial relationship with a direct participant either directly or indirectly. The rules applicable to DTC and its participants are on file with the SEC.

Purchases of securities within the DTC system must be made by or through direct participants, which will receive a credit for those securities on DTC’s records. The ownership interest of the actual purchaser of a security, which we sometimes refer to as a “beneficial owner,” is in turn recorded on the direct and indirect participants’ records. Beneficial owners of securities will not receive written confirmation from DTC of their purchases. However, beneficial owners are expected to receive written confirmations providing details of their transactions, as well as periodic statements of their holdings, from the direct or indirect participants through which they purchased securities. Transfers of ownership interests in global securities are to be accomplished by entries made on the books of participants acting on behalf of beneficial owners. Beneficial owners will not receive certificates representing their ownership interests in the global securities except under the limited circumstances described below.

To facilitate subsequent transfers, all global securities deposited by direct participants with DTC will be registered in the name of DTC’s partnership nominee, Cede & Co, or such other name as may be requested by an authorized representative of DTC. The deposit of securities with DTC and their registration in the name of Cede & Co. or such other nominee do not affect any change in beneficial ownership. DTC has no knowledge of the actual beneficial owners of the securities. DTC’s records reflect only the identity of the direct participants to whose accounts the securities are credited, which may or may not be the beneficial owners. The direct and indirect participants are responsible for keeping account of their holdings on behalf of their customers.

Conveyance of notices and other communications by DTC to direct participants, by direct participants to indirect participants and by direct participants and indirect participants to beneficial owners will be governed by arrangements among them, subject to any legal requirements in effect from time to time. Beneficial owners of securities may wish to take certain steps to augment the transmission to them of notices of significant events with respect to the securities, such as tenders. For example, beneficial owners of securities may wish to ascertain that the nominee holding the securities for their benefit has agreed to obtain and transmit notices to beneficial owners. In the alternative, beneficial owners may wish to provide their names and addresses to the registrar and request that copies of notices be provided directly to them.

In any case where a vote may be required with respect to the securities, neither DTC nor Cede & Co. (nor any other DTC nominee) will give consents for or vote the global securities, unless authorized by a direct participant in accordance with DTC’s procedures. Under its usual procedures, DTC will send an omnibus proxy to us as soon as possible after the record date. The omnibus proxy assigns the consenting or voting rights of Cede & Co. to those direct participants to whose accounts the securities of such series are credited on the record date identified in a listing attached to the omnibus proxy.

Payments on the securities will be made to Cede & Co., or such other nominee as may be requested by authorized representative of DTC. DTC’s practice is to credit direct participants’ accounts upon receipt of funds and corresponding detail information from us or the paying agent in accordance with their respective holdings shown on DTC’s records. Payments by direct and indirect participants to beneficial owners will be governed by standing instructions and customary practices, as is the case with securities held for the account of customers in bearer form or registered in “street name.” Those payments will be the responsibility of participants and not of DTC, the paying agent or us, subject to any legal requirements in effect from time to time. Payment of principal and interest to Cede & Co. (or such other nominee as may otherwise be requested by an authorized representative of DTC) is our responsibility, disbursement of payments to direct participants is the responsibility of DTC and disbursement of payments to the beneficial owners is the responsibility of direct and indirect participants.

Except under the limited circumstances described below, purchasers of securities will not be entitled to have securities registered in their names and will not receive physical delivery of securities. Accordingly, each beneficial owner must rely on the procedures of DTC and its participants to exercise any rights under the securities.

The laws of some jurisdictions may require that some purchasers of securities take physical delivery of securities in definitive form. Those laws may impair the ability to transfer or pledge beneficial interests in securities.

DTC may discontinue providing its services as securities depository with respect to the securities at any time by giving us reasonable notice. Under such circumstances, in the event that a successor securities depository is not obtained, certificates representing the securities are required to be printed and delivered. Also, we may decide to discontinue use of the system of book-entry-only transfers through DTC (or a successor securities depository), in which event, certificates representing the securities will be printed and delivered to DTC.

We have obtained the information in this section and elsewhere in this prospectus concerning DTC and DTC’s book-entry system from sources that are believed to be reliable, but we take no responsibility for the accuracy of this information.

PLAN OF DISTRIBUTION

As of the date of this prospectus, we have not been advised by the selling shareholders as to any plan of distribution. The selling shareholders, or their pledgees, donees (including charitable organizations), transferees or other successors-in-interest, may from time to time, sell any or all of the shares of common stock offered by this prospectus either directly by such person, or through underwriters, dealers or agents or on any exchange on which the shares of common stock may from time to time be traded, in the over-the-counter market, or in independently negotiated transactions or otherwise. The selling shareholders may use any one or more of the following methods when selling shares of our common stock:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•

block trades in which the broker-dealer will attempt to sell the shares of common stock as agent but may position and resell a portion of the block as principal to facilitate the transaction, or in crosses, in which the same broker acts as agent on both sides of the trade;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	any exchange distribution in accordance with the rules of the applicable exchange;

•	the pledge of shares of common stock for any loan or obligation;

•	privately negotiated transactions;

•	through the writing or settlement of short sales entered into after the effective date of the registration statement of which the prospectus will form a part;

•

through distribution by a selling shareholder or its successor in interest to its members, general or limited partners or shareholders (or their respective members, general or limited partners, beneficiaries or shareholders);

•	broker-dealers may agree with the selling shareholders to sell a specified number of such shares of common stock at a stipulated price per share;

•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

•	a combination of any such methods of sale; or

•	any other method permitted pursuant to applicable law.

The selling shareholders may also sell shares of common stock under Rule 144 under the Securities Act, if available, or otherwise as permitted pursuant to applicable law, rather than under this prospectus.

Broker-dealers engaged by the selling shareholders may arrange for other broker-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling shareholders (or, if any broker-dealer acts as agent for the purchaser of the shares of common stock under this prospectus, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to the prospectus, in the case of any agency transaction not in excess of a customary brokerage commission in compliance with Financial Industry Regulatory Authority Rule 2121 (“Rule 2121”), and, in the case of a principal transaction a markup or markdown in compliance with Rule 2121.

In connection with sales of the shares of common stock under this prospectus or interests therein, the selling shareholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the shares of common stock in the course of hedging the positions they assume. The selling shareholders may also sell the shares of common stock short and deliver them to close their short positions, or loan or pledge the shares of common stock to broker-dealers that in turn may sell them. The selling shareholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities that require the delivery to such broker-dealer or other financial institution of shares of common stock offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction). Notwithstanding the foregoing, the selling shareholders have been advised that they may not deliver the shares of common stock registered on the registration statement of which this prospectus forms a part to cover short sales of the shares of common stock made prior to the date the registration statement has been declared effective by the SEC.

The selling shareholders may from time to time pledge or grant a security interest in some or all of the shares of common stock owned by them that are subject to this prospectus, and the pledgees or secured parties will, upon foreclosure in the event of default, be deemed to be selling shareholders. If and to the extent such foreclosure occurs, the number of securities under this prospectus on behalf of such selling shareholder will decrease by the number of securities subject to any such foreclosure. The selling shareholders may also transfer and donate the shares of common stock in other circumstances in which case the transferees, donees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

A selling shareholder that is an entity may elect to make an in-kind distribution of shares of common stock to its members, general or limited partners, beneficiaries or shareholders pursuant to the registration statement of which this prospectus is a part by delivering a prospectus. To the extent that such members, general or limited partners, beneficiaries or shareholders are not affiliates of ours, such members, partners, beneficiaries or shareholders would thereby receive freely tradable shares of common stock pursuant to the distribution through a registration statement. Additionally, to the extent that entities, members, partners or shareholders are affiliates of ours received shares in any such distribution, we may file a prospectus supplement in order to permit such affiliates to resell shares of common stock pursuant to this prospectus.

The selling shareholders and any underwriters, dealers or agents that participate in distribution of the securities may be deemed to be underwriters under the Securities Act, and any profit on sale of the securities by them and any discounts, commissions or concessions received by any underwriter, dealer or agent may be deemed to be underwriting discounts and commissions under the Securities Act. We have agreed to indemnify the selling shareholders against certain liabilities, including certain liabilities under the Securities Act.

To the extent required, this prospectus may be amended or supplemented from time to time to describe a specific plan of distribution. There can be no assurances that the selling shareholders will sell any or all of the securities offered under this prospectus.

LEGAL MATTERS

Certain legal matters in connection with the offered securities will be passed upon for us by Cravath, Swaine & Moore LLP and/or Hunton Andrews Kurth LLP. Certain legal matters in connection with the offered securities will be passed on for any agents, dealers or underwriters by their counsel named in the applicable prospectus supplement.

EXPERTS

The consolidated financial statements, and the related financial statement schedules, incorporated in this prospectus by reference from the PG&E Corporation’s Annual Report on Form 10-K, and the effectiveness of PG&E Corporation’s internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference. Such financial statements and financial statement schedules have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

PG&E Corporation files annual, quarterly and current reports, proxy statements and other information with the SEC under File No. 001-12609. The SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers, including PG&E Corporation, that file electronically with the SEC at http://www.sec.gov. PG&E Corporation’s SEC filings are also available at our website: http://www.investor.pgecorp.com. Except for documents filed with the SEC and incorporated by reference into this prospectus, no information contained in, or that can be accessed through, our website is to be considered part of this prospectus.

CERTAIN DOCUMENTS INCORPORATED BY REFERENCE

PG&E Corporation has “incorporated by reference” into this prospectus certain information that it files with the SEC. This means that PG&E Corporation can disclose important business, financial and other information in this prospectus by referring you to the documents containing this information.

PG&E Corporation incorporates by reference the documents and information (other than the Current Reports on Form 8-K or portions thereof that are “furnished” under Item 2.02 or Item 7.01 of Form 8-K) listed below:

•	PG&E Corporation’s Annual Report on Form 10-K for the year ended December 31, 2019, as amended by Amendment No. 1 on Form 10-K/A;

•	PG&E Corporation’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2020;

•

PG&E Corporation’s Current Reports on Form 8-K or Form 8-K/A, as applicable, filed with the SEC on January  23, 2020, January  31, 2020, February  4, 2020, February  7, 2020, March  2, 2020, March  6, 2020, March  10, 2020, March  23, 2020, April  22, 2020, May  1, 2020, May  12, 2020, May  27, 2020, May  27, 2020, June  3, 2020, June  8, 2020, June  9, 2020, June  10, 2020, June  12, 2020, June 19, 2020, June  23, 2020, June 24, 2020, June  25, 2020, June  26, 2020, July  2, 2020, July  7, 2020, July  7, 2020 and July 17, 2020; and

•

the description of the common stock of PG&E Corporation contained in its Registration Statement on Form S-4 filed with the SEC on February 21, 1996, and any amendment or report filed to update such description.

PG&E Corporation also incorporates by reference into this prospectus all future reports and other documents (other than the Current Reports on Form 8-K or portions thereof that are “furnished” under Item 2.02 or Item 7.01 of Form 8-K) that it files with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (i) after the date of the initial filing of the registration statement of which this prospectus forms a part and prior to effectiveness of the registration statement, and (ii) on and after the date of this prospectus but prior to the termination or completion of the offering of securities under this prospectus.

All information incorporated by reference is deemed to be part of this prospectus except to the extent that the information is updated or superseded by information filed with the SEC after the date the incorporated information was filed (including later-dated reports listed above) or by the information contained in this prospectus or the applicable prospectus supplement. Any information that we subsequently file with the SEC that is incorporated by reference, as described above, will automatically update and supersede as of the date of such filing any previous information that had been part of this prospectus or the applicable prospectus supplement, or that had been incorporated herein by reference.

We will provide without charge to each person, including any beneficial owner, to whom a copy of this prospectus has been delivered, on the written or oral request of that person, a copy of any or all of the documents referred to above which have been or may be incorporated by reference in this prospectus other than exhibits to these documents, unless the exhibits are also specifically incorporated by reference herein. Requests for copies should be directed to the following address:

The Office of the Corporate Secretary

PG&E Corporation

77 Beale Street

P.O. Box 770000

San Francisco, CA 94177

Telephone: (415) 973-8200

Facsimile: (415) 973-8719

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance And Distribution

The following table sets forth the estimated expenses, other than the underwriting discounts and commissions, payable by PG&E Corporation (the “Registrant”) in connection with the sale of the securities being registered.

Registration fee	$50,832.13
Printing and engraving expenses	$18,000
Legal fees and expenses	$150,000
Accounting fees and expenses	$25,000
Miscellaneous	—

Total	$243,832.13

Item 15.	Indemnification of Officers and Directors.

Section 317 of the California Corporations Code provides for indemnification of a corporation’s directors and officers under certain circumstances. The Registrant’s amended and restated articles of incorporation authorize it to provide indemnification of any person who is or was a director, officer, employee or other agent of the Registrant, or is or was serving at the Registrant’s request as a director, officer, employee or agent of another foreign or domestic corporation, partnership, joint venture, trust or other enterprise, or was a director, officer, employee or agent of a foreign or domestic corporation which was a predecessor corporation of the Registrant or of another enterprise at the request of the predecessor corporation, through the Registrant’s amended and restated bylaws, board of directors resolutions, agreements with agents, vote of shareholders or disinterested directors, or otherwise, in excess of the indemnification otherwise permitted by Section 317 of the California Corporations Code, subject only to the applicable limits set forth in Section 204 of the California Corporations Code.

The Registrant’s amended and restated articles of incorporation also eliminate the liability of the Registrant’s directors for monetary damages to the fullest extent permissible by California law. The Registrant’s board of directors has adopted a resolution regarding our policy of indemnification and each Registrant maintains insurance which insures its directors and officers against certain liabilities. In addition, the Registrant has entered into indemnification agreements with certain directors and officers consistent with the terms of such resolutions.

Item 16.	Exhibits.

Exhibit Number	Description of Document

1.1	Form of Underwriting Agreement with respect to Common Stock of PG&E Corporation.*

3.1	Amended and Restated Articles of Incorporation of PG&E Corporation effective as of June 22, 2020 (incorporated by reference to PG&E Corporation’s Form 8-K dated June 24, 2020 (File No. 1-12609), Exhibit 3.1).

3.2	Amended Bylaws of PG&E Corporation, amended as of June 22, 2020 (incorporated by reference to PG&E Corporation’s Form 8-K dated June 24, 2020 (File No. 1-12609), Exhibit 3.3).

4.1	Form of Forward Stock Purchase Agreement (incorporated by reference to PG&E Corporation’s Form 8-K dated June 25, 2020 (File No. 1-2348), Exhibit 10.1).

Exhibit Number	Description of Document

5.1	Opinion of Hunton Andrews Kurth LLP.

23.1	Consent of Deloitte & Touche LLP.

23.2	Consent of Hunton Andrews Kurth LLP (included in Exhibit 5.1).

24.1	Powers of Attorney.

24.2	Board of Directors’ Resolution.

*	To be subsequently filed or incorporated by reference.

Item 17.	Undertakings.

(a) The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales of the securities registered hereby are being made, a post-effective amendment to the registration statement:

(i) to include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement, provided, however, that clauses (1)(i), (1)(ii) and (1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed or furnished by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act to any purchaser:

(i) each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of the Registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by such undersigned Registrant;

(iii) the portion of any other free writing prospectus relating to the offering containing material information about such undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

(iv) any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing by the Registrant of an annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions described under Item 15 above, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Francisco, State of California, on July 27, 2020.

PG&E CORPORATION

By:	* William L. Smith
William L. Smith Chief Executive Officer

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* William L. Smith William L. Smith	Chief Executive Officer (Principal Executive Officer) and Director	July 27, 2020

* Jason P. Wells Jason P. Wells	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	July 27, 2020

* David S. Thomason David S. Thomason	Vice President and Controller (Principal Accounting Officer)	July 27, 2020

* Rajat Bahri Rajat Bahri	Director	July 27, 2020

* Cheryl F. Campbell Cheryl F. Campbell	Director	July 27, 2020

* Kerry W. Cooper Kerry W. Cooper	Director	July 27, 2020

* Jessica L Denecour Jessica L. Denecour	Director	July 27, 2020

* Mark E. Ferguson III Mark E. Ferguson III	Director	July 27, 2020

* Robert C. Flexon Robert C. Flexon	Director	July 27, 2020

* William Craig Fugate William Craig Fugate	Director	July 27, 2020

Signature	Title	Date

* Arno L. Harris Arno L. Harris	Director	July 27, 2020

* Michael R. Niggli Michael R. Niggli	Director	July 27, 2020

* Dean L. Seavers Dean L. Seavers	Director	July 27, 2020

* John M. Woolard John M. Woolard	Director	July 27, 2020

* Oluwadara J. Treseder Oluwadara J. Treseder	Director	July 27, 2020

* Benjamin F. Wilson Benjamin F. Wilson	Director	July 27, 2020

* By:	/s/ Brian M. Wong
Brian M. Wong
Attorney-in-fact